                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                        PROGRESS ENERGY INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

Progress Energy, Inc.
PO Box 1551
Raleigh, NC 27602

April 1, 2002

Dear Shareholder:

    I am pleased to invite you to attend the 2002 Annual Meeting of the Shareholders of Progress Energy, Inc. The meeting will be held at 10:00
o'clock a.m. on May 8, 2002, at the Mahaffey Theater at the Bayfront Center, 400 First Street South, St. Petersburg, Florida.

    As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting are the election of directors and the approval of the 2002 Equity Incentive Plan.

    Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Voting by any of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

    I am delighted that you have chosen to invest in Progress Energy, Inc. and look forward to seeing you at the meeting. On behalf of the management and directors of Progress Energy, Inc., thank you for your continued support and confidence in 2002.

Sincerely,

/s/ William Cavanaugh III

William Cavanaugh III
Chairman of the Board, President and Chief Executive Officer

                         VOTING YOUR PROXY IS IMPORTANT
    Your vote is important. Please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE OR THE INTERNET in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting.
    A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                             PROGRESS ENERGY, INC.
                            410 S. WILMINGTON STREET
                       RALEIGH, NORTH CAROLINA 27601-1849

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2002

    The Annual Meeting of the Shareholders of Progress Energy, Inc. will be held at 10:00 o'clock a.m. on May 8, 2002, at the Mahaffey Theater at the Bayfront Center, 400 First Street South, St. Petersburg, Florida. The meeting will be held in order to:

    (1) Elect five (5) Class I directors of the Company to serve three-year terms.

    (2) Act upon a proposal to approve the 2002 Equity Incentive Plan.

    (3) Transact any other business as may properly be brought before the meeting.

    All shareholders of Common Stock of record at the close of business on March 1, 2002, will be entitled to vote. The stock transfer books will remain open.

                                          By order of the Board of Directors.
                                          WILLIAM D. JOHNSON
                                          Executive Vice President,
                                          General Counsel and Secretary

Raleigh, North Carolina
April 1, 2002

                             PROGRESS ENERGY, INC.
                            410 S. WILMINGTON STREET
                       RALEIGH, NORTH CAROLINA 27601-1849

                            ------------------------

                                PROXY STATEMENT
                                    GENERAL

    This Proxy Statement is furnished in connection with the Board of Directors' of Progress Energy, Inc. (Company) solicitation of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10:00 o'clock a.m. on May 8, 2002, at the Mahaffey Theater at the Bayfront Center, 400 First Street South, St. Petersburg, Florida. (For directions to the meeting location, please see map included at the end of the Proxy Statement.) The Proxy Statement and form of proxy were first sent to shareholders on or about April 1, 2002.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE PROXIES ARE SOLICITED. ANY EXHIBIT TO FORM 10-K IS ALSO AVAILABLE UPON WRITTEN REQUEST AT A REASONABLE CHARGE FOR COPYING AND MAILING. WRITTEN REQUESTS SHOULD BE MADE TO MR. THOMAS R. SULLIVAN, TREASURER, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602.

    THE SECURITIES AND EXCHANGE COMMISSION DELIVERY RULES CAN BE SATISFIED BY DELIVERING A SINGLE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS TO AN ADDRESS SHARED BY TWO OR MORE OF OUR SHAREHOLDERS. THIS DELIVERY METHOD IS REFERRED TO AS HOUSEHOLDING. FOR SHAREHOLDERS WHOSE SHARES OF PROGRESS ENERGY COMMON STOCK ARE HELD IN BROKERAGE ACCOUNTS, A SINGLE COPY OF THE ANNUAL REPORT AND OF THE PROXY STATEMENT WILL BE SENT TO MULTIPLE SHAREHOLDERS WHO SHARE THE SAME ADDRESS IF THEY HAVE PROVIDED THEIR WRITTEN OR IMPLIED CONSENT TO SUCH DELIVERY.

    IF YOU PREFER TO RECEIVE A SEPARATE COPY OF THE PROXY STATEMENT OR THE ANNUAL REPORT, PLEASE WRITE TO SHAREHOLDER RELATIONS, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602 OR TELEPHONE US AT 800-662-7232, AND WE WILL PROMPTLY SEND YOU SEPARATE COPIES.

                                    PROXIES

    The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited by telephone, telegraph or personally by officers and employees of the Company and its subsidiaries, who will not be specially compensated for such services. Additionally, solicitation of proxies may be made by Morrow & Co., Inc. at a cost to the Company of approximately $7,500 plus out-of-pocket expenses.

    You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone or through the Internet by following the instructions provided in the enclosed proxy form. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by delivering a written notice of revocation, by filing with the Secretary of the Company a subsequently dated, properly executed proxy or by attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you voted by telephone or through the Internet, you may also revoke your vote by any of the three methods noted above, or you may change your vote by voting again by telephone or through the Internet. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by accessing the Internet. You should address any written notices of proxy revocation to: Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602, Attention: Secretary.

    All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain specifications will be voted "FOR" the election of Directors as set forth in this Proxy Statement, "FOR" the proposal to adopt the 2002 Equity Incentive Plan set forth in this Proxy Statement and, in the discretion of the named proxies, upon any other business properly brought before the meeting.

    If you are a Participant in the Company's 401(k) Savings & Stock Ownership Plan or the Savings Plan for Employees of Florida Progress Corporation, shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy, or vote by telephone or the Internet. Company stock remaining in the ESOP Stock Suspense Account that has not been allocated to employee accounts shall be voted by the Trustee in the same proportion as shares voted by Participants.

                               VOTING SECURITIES

    The Directors of the Company have fixed March 1, 2002, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of March 1, 2002, there were outstanding 218,727,139 shares of Common Stock.

    Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast by the shares entitled to vote. Withheld votes or shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Approval of the proposal relating to the 2002 Equity Incentive Plan will require the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represents over 50% of the shares entitled to vote on the proposal. Abstentions will not have the effect of "negative" votes with respect to the proposal. Broker shares that are not voted with respect to approval of the 2002 Equity Incentive Plan will not be included in determining the number of shares cast. Approval of other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not have the effect of a "negative" vote with respect to any such matters.

                             ELECTION OF DIRECTORS

    Based on the report of the Corporate Governance Committee (see page 10), the Board of Directors nominates the five nominees listed below. The nominees to serve as Directors in Class I for terms expiring in 2005 and until their respective successors are elected and qualified are; W. D. Frederick, Jr., William O. McCoy, John H. Mullin, III, Carlos A. Saladrigas and J. Tylee Wilson.

    There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company or its subsidiaries, and except as described above, there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

    Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted for the election of the five nominees. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

    The names of the five nominees for election to the Board of Directors and of the other Directors, along with their ages, principal occupations or employment for the past five years, and current directorships are set forth below. Information concerning the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by all current Directors appears on page 7 of this Proxy Statement.

                         NOMINEES FOR ELECTION--CLASS I
                            (Terms Expiring in 2005)

    W. D. FREDERICK, JR., age 67, is a citrus grower and rancher. He is a retired partner in the law firm of Holland & Knight. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, Blue Cross/Blue Shield of Florida and United Heritage Bank.

    WILLIAM O. MCCOY, age 68, is a partner in Franklin Street Partners, an investment management firm (since 1998). He previously served as Interim Chancellor of the University of North Carolina at Chapel Hill from April 1999 to August 2000 and as Vice President-Finance of the University of North Carolina at Chapel Hill from 1995 to 1998. He has served as a Director of the Company and its predecessors since 1996 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, Duke Realty Corporation, Acterna Corp., The Liberty Corporation and North Carolina Capital Management Trust, and as a Trustee of Fidelity Investments.

    JOHN H. MULLIN, III, age 60, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in timber and agricultural activities. He has served as a Director of the Company and its predecessors since 1999 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, The Liberty Corporation and Alex Brown Realty, Inc., and as a Trustee of The Putnam Funds.

    CARLOS A. SALADRIGAS, age 53, is Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides human resource functions to small and mid-sized businesses. He is also Chairman of Premier American Bank in Miami, Florida. He has served as a Director of the Company since September 1, 2001 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

    J. TYLEE WILSON, age 70, is retired Chairman and Chief Executive Officer of RJR Nabisco, Inc. He has served as a Director of the Company and its predecessors since 1987 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

                    DIRECTORS CONTINUING IN OFFICE--CLASS II
                            (Terms Expiring in 2003)

    EDWIN B. BORDEN, age 68, is President of The Borden Manufacturing Company, a textile management services company. He has served as a Director of the Company and its predecessors since 1985 and also serves as a director of Carolina
Power & Light Company, Florida Progress Corporation, Jefferson-Pilot Corporation, Ruddick Corporation and Winston Hotels, Inc.

    DAVID L. BURNER, age 62, is Chairman and Chief Executive Officer of the Goodrich Corporation, a provider of aerospace components, systems and services (since July 1997). He previously served as President and Chief Executive Officer (from December 1996 to July 1997) and President (from December 1995 to
December 1996) of the Goodrich Corporation and as President, Goodrich Aerospace and Executive Vice President of the Goodrich Corporation (from January 1995 to December 1995). He has served as a Director of the Company and its predecessors since 1999 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, Milacron, Inc., Lance, Inc. and Briggs & Stratton Corporation.

    RICHARD L. DAUGHERTY, age 66, is retired Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He has served as a Director of the Company and its predecessors since 1992 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

    RICHARD A. NUNIS, age 69, is President of New Business Solutions, Inc. He previously served as Chairman, Walt Disney Parks & Resorts. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

                   DIRECTORS CONTINUING IN OFFICE--CLASS III
                            (Terms Expiring in 2004)

    WILLIAM CAVANAUGH III, age 63, is Chairman, President and Chief Executive Officer of the Company (since August 1999). He also serves (July 2000 to present) as Chairman, Progress Energy Service Company, LLC, Chairman, Florida Power Corporation (November 30, 2000 to present), Chairman, Progress Ventures, Inc. (March 2000 to present), and Chairman, President and Chief Executive Officer,

Carolina Power & Light Company (May 1999 to present). He previously served in various executive positions at Carolina Power & Light Company. He has served as a Director of the Company and its predecessors since 1993 and also serves as a director of Florida Progress Corporation and Duke Realty Corporation.

    CHARLES W. COKER, age 68, is Chairman of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products (since April 1998). He previously served as Chairman and Chief Executive Officer of Sonoco Products Company (from 1976 to April 1998). He has served as a Director of the Company and its predecessors since 1975 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, BankAmerica Corporation, Sara Lee Corporation and Springs Industries, Inc.

    E. MARIE MCKEE, age 51, is Senior Vice President of Corning Incorporated, a developer of technologies for glass, ceramics, fiber optics and photonics. She has served as a Director of the Company and its predecessors since 1999 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

    JEAN GILES WITTNER, age 67, is President and Secretary of Wittner &
Co., Inc., a Florida holding company for companies that provide life insurance products, employee benefit insurance programs, and commercial office leasing and property management services. She has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation and Raymond James Bank, FSB.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company as of December 31, 2001. The Company has no other class of voting securities.

                                  NAME AND ADDRESS OF             NUMBER OF SHARES       PERCENTAGE OF
TITLE OF CLASS                     BENEFICIAL OWNER              BENEFICIALLY OWNED          CLASS
--------------          ---------------------------------------  -------------------  -------------------
Common Stock            State Street Bank and Trust Company         23,912,557(1)            10.9%
                        P.O. Box 1839
                        Boston, MA 02104

                        Capital Research and Management Company     11,799,340(2)            5.4%
                        333 Hope Street
                        Los Angeles, CA 90071

                        Putnam Investments, LLC                     11,417,416(3)            5.2%
                        One Post Office Square
                        Boston, MA 02109

    (1)Consists of shares of Common Stock held by State Street Bank and Trust Company, acting in various fiduciary capacities. State Street Bank has sole power to vote with respect to 3,984,228 shares, shared power to vote with respect to 19,373,538 shares, sole power to dispose of 23,897,109 shares and shared power to dispose of 15,448 shares. State Street Bank has disclaimed beneficial ownership of all shares of Common Stock.

    (2)Consists of shares of Common Stock held by Capital Research and Management Company as an investment adviser that manages The American Funds Group of mutual funds. Capital Research and Management Company has sole power to dispose of 11,799,340 shares of Common Stock, and has disclaimed beneficial ownership of all shares of Common Stock.

    (3)Consists of shares of Common Stock held by subsidiaries of Putnam Investments, LLC as investment advisors. Those subsidiaries have shared power to vote with respect to 591,885 shares and shared power to dispose of 11,417,416 shares. The subsidiaries have disclaimed beneficial ownership of all shares of Common Stock.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

    The following table describes the beneficial ownership of the Common Stock of the Company and ownership of Common Stock units as of December 31, 2001, of
(i) all current Directors and nominees for Director, (ii) each executive officer of the Company named in the Summary Compensation Table presented later in this document and (iii) all Directors and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in value at all times to a share of Common Stock. As of December 31, 2001, none of the individuals or group in the above categories owned one percent (1%) or more of the Company's voting securities.

-----------------------------------------------------------------------------
                                           NUMBER OF SHARES OF COMMON STOCK
                                           BENEFICIALLY OWNED(1) AND UNITS
                                                     REPRESENTING
NAME                                     SHARES OF COMMON STOCK(2,3,4,5,6,7)
-----------------------------------------------------------------------------
Edwin B. Borden                            5,297               Common Stock
                                          25,837(2)            Units
David L. Burner                                0               Common Stock
                                           4,801(2)            Units
William Cavanaugh III                    212,190(8)            Common Stock
                                         185,500(4,5,6,7)      Units
Charles W. Coker                         7,498(9)              Common Stock
                                          30,565(2)            Units
Richard L. Daugherty                         995               Common Stock
                                          17,987(2)            Units
W. D. Frederick, Jr.                       1,000               Common Stock
                                           1,720(2)            Units
William D. Johnson                        36,550(11)           Common Stock
                                          19,473(5,6,7)        Units
William O. McCoy                           1,000               Common Stock
                                          10,194(2)            Units
Robert B. McGehee                         45,083(12)           Common Stock
                                          26,032(5,6,7)        Units
E. Marie McKee                               600               Common Stock
                                           4,994(2)            Units
John H. Mullin, III                        1,500(10)           Common Stock
                                           6,037(2)            Units
Richard A. Nunis                           5,000               Common Stock
                                             731(2)            Units
William S. Orser                          62,364(13)           Common Stock
                                          43,644(4,5,6)        Units
Carlos A. Saladrigas                           0               Common Stock
                                             118(3)            Units
Peter M. Scott III                        36,291(14)           Common Stock
                                          16,442(5,6)          Units
J. Tylee Wilson                            5,000               Common Stock
                                           8,073(2)            Units
Jean Giles Wittner                         2,000               Common Stock
                                           1,679(2)            Units
Shares of Common Stock beneficially
  owned by all directors and executive
  officers of the Company as a group
  (26 persons)                           653,917               Common Stock

------------------------------

    (1)Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

    (2)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan (see "Directors' Compensation" on page 11).

    (3)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan.

    (4)Consists of performance units under the Long-Term Compensation Program.

    (5)Consists of performance shares awarded under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan (see "Long-Term Incentive Plan Awards Table" on page 16 and footnote 1 thereunder for performance shares awarded in
2001).

    (6)Consists of replacement units to replace the value of Company contributions to the 401(k) Savings & Stock Ownership Plan that would have been made but for the deferral of salary under the Management Deferred Compensation Plan and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 13 and footnote 5 thereunder).

    (7)Consists of performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan.

    (8)Includes 175,000 shares of Restricted Stock and 7,764 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (9)Includes 7,298 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (10)Includes 500 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (11)Includes 32,500 shares of Restricted Stock.

    (12)Includes 41,500 shares of Restricted Stock.

    (13)Includes 46,667 shares of Restricted Stock.

    (14)Includes 35,900 shares of Restricted Stock.

                    INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

    On September 27, 1999, Florida Progress Corporation and its directors were served with a purported class action complaint, Case No. 99-6167CI-20, styled Lisa Fruchter, on behalf of herself and all others similarly situated, v. Florida Progress Corporation, Richard Korpan, Clarence V. McKee, Richard A. Nunis, Jean Giles Wittner, Michael P. Graney, Joan D. Ruffier, Robert T. Stuart, Jr., W. D. Frederick, and Vincent J. Naimoli. The complaint was filed in the Circuit Court of the 6th Judicial Circuit in and for Pinellas County, Florida on September 14, 1999. The complaint seeks class action status and injunctive relief: (1) declaring that the agreement and plan of exchange was entered into in breach of the fiduciary duties of the Florida Progress Corporation board of directors; (2) enjoining Florida Progress Corporation from proceeding with the share exchange; (3) rescinding the agreement and plan of exchange;
(4) enjoining any other business combination until an auction is conducted to obtain the highest price possible for Florida Progress Corporation;
(5) directing the Florida Progress Corporation board of directors to commence such an auction; and (6) awarding the class an unspecified amount of damages. The complaint also seeks an award of costs and attorneys' fees. The parties have reached agreement on terms of a settlement, which are subject to court approval. If the settlement is not approved, Florida Progress Corporation and the nine individual defendants intend to vigorously defend against this action. The share exchange was consummated on November 30, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file reports of their holdings and transactions in the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on Company records and other information, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers with respect to the Company's 2001 fiscal year were met.

                               BOARD OF DIRECTORS

    The Board of Directors is currently comprised of thirteen (13) members. The Board of Directors met seven times in 2001. Average attendance of the Directors at the meetings of the Board and its Committees held during 2001 was 98%.

    The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations, Environmental, Health and Safety Issues, a Committee on Organization and Compensation, and a Corporate Governance Committee. The membership and functions of the standing Board Committees, as of December 31, 2001, are discussed below.

                              EXECUTIVE COMMITTEE

    The Executive Committee is presently composed of one Officer/Director and five Directors--Messrs. William Cavanaugh III, Chairman, Edwin B. Borden, Charles W. Coker, Richard L. Daugherty, William O. McCoy and J. Tylee Wilson. The authority and responsibility of the Executive Committee are provided in the Company's Charter and By-Laws. The Committee held no meetings in 2001.

                              AUDIT AND CORPORATE
                             PERFORMANCE COMMITTEE

    The Audit and Corporate Performance Committee is presently composed of six non-employee Directors--Messrs. Richard L. Daugherty, Chairman, David L. Burner,
W. D. Frederick, Jr., Carlos A. Saladrigas and John H. Mullin, III and Ms. Jean Giles Wittner. The work of this Committee includes reviewing the annual financial results of the Company and monitoring the activities of the independent auditors and the internal audit department. The Committee also reviews corporate goals established by the Company and the Company's progress in achieving these goals. The Committee held three meetings in 2001.

                         CORPORATE GOVERNANCE COMMITTEE

    The Corporate Governance Committee is presently composed of four non-employee Directors--Messrs. J. Tylee Wilson, Chairman, Edwin B. Borden, Charles W. Coker and John H. Mullin, III. This Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to the Company's Charter and By-Laws, making recommendations regarding the structure, charter, practices and policies of the Board, ensuring that processes are in place for annual CEO performance appraisal and review of succession planning and management development, recommending a process for the annual assessment of Board performance, recommending criteria for Board membership, reviewing the qualifications of and recommending to the Board nominees for election. The Committee will consider qualified candidates for director nominated by shareholders at an annual meeting of shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Company no later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. The Committee held four meetings in 2001.

                               FINANCE COMMITTEE

    The Finance Committee is presently composed of six non-employee Directors--Messrs. William O. McCoy, Chairman, David L. Burner, Charles W. Coker, John H. Mullin, III, Richard A. Nunis and J. Tylee Wilson. The Committee reviews and oversees the Company's financial policies and planning, strategic planning and investments and pension funds. The Committee also monitors the Company's risk management activities and reviews the Company's dividend policy and proposed budget. The Committee held six meetings in 2001.

                    COMMITTEE ON OPERATIONS, ENVIRONMENTAL,
                            HEALTH AND SAFETY ISSUES

    The Committee on Operations, Environmental, Health and Safety Issues is presently composed of six non-employee Directors--Messrs. Edwin B. Borden, Chairman, Richard L. Daugherty, W. D. Frederick, Jr., and Carlos A. Saladrigas, and Ms. E. Marie McKee and Ms. Jean Giles Wittner. The Committee reviews the Company's load forecasts and plans to carry out its development program and reviews and assesses Company policies, procedures, and practices relative to the protection of the environment and the safety of employees, customers, contractors, and the public. The Committee advises the Board and makes recommendations for the Board's consideration regarding operational, environmental, and safety-related issues. The Committee held three meetings in 2001.

                   COMMITTEE ON ORGANIZATION AND COMPENSATION

    The Committee on Organization and Compensation is presently composed of six non-employee Directors--Messrs. Charles W. Coker, Chairman, Edwin B. Borden, William O. McCoy, Richard A. Nunis and J. Tylee Wilson and Ms. E. Marie McKee. The Committee ascertains that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions and oversees plans for management succession. The Committee held six meetings in 2001.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       SPONSORSHIP OF THE VARIOUS BENEFIT PLANS DISCUSSED IN THIS SECTION WAS TRANSFERRED FROM CAROLINA POWER & LIGHT COMPANY TO PROGRESS ENERGY, INC.,
                           EFFECTIVE AUGUST 1, 2000.

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $35,000, of which $15,000 is automatically deferred under the Directors' Deferred Compensation Plan (see below), and an attendance fee of $1,500 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,000. The Chairman of each Committee receives an additional retainer of $3,000 per year. Directors who are not employees of the Company receive an attendance fee of $1,000 for each day of a visit to a plant or office of the Company or its subsidiaries, or for attendance at any other business meeting to which the director is invited by the Company. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

    In addition to the $15,000 annual retainer and any matching contributions under the incentive compensation program that are automatically deferred, outside Directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Directors' Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of Units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in the Common Stock. The number of Units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of Units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the Units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company's Common Stock on the date of payment multiplied by the number of Units credited to the participant's account.

    Directors are also eligible for matching contributions of up to $15,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in the Company's 401(k) Savings & Stock Ownership Plan. In the event that five of the corporate incentive goals are met, the $15,000 portion of the annual retainer that is automatically deferred pursuant to the Directors' Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent). Such matching contribution is automatically deferred until the Director's retirement.

    Effective January 1, 1998, the Board of Directors Retirement Plan was replaced by the Non-Employee Director Stock Unit Plan. Directors had the option of rolling the value of their benefits under the Retirement Plan into the Stock Unit Plan. Effective January 1, 2001, the Stock Unit Plan provides for an annual grant of 350 "stock units" to each non-employee Director who has served on the Board for at least one year and for matching grants of up to 350 additional units to be awarded to those Directors for each year in which certain incentive goals established by the Board are met. Each unit is equal in value to one share of the Company's Common Stock. The number of Units is adjusted from time to time to reflect the payment of dividends with respect to the Common Stock of the Company. Benefits under the Non-Employee Director Stock Unit Plan vest after a participant has been a member of the Board for five years, and are payable solely in cash.

    All of the Directors who were existing Directors or retired Directors on or prior to September 16, 1998 participate in a Directors' Educational Contribution Plan (Educational Plan). The Educational Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to the Company at the death of the second to die in each pair. All costs of the Educational Plan are expected to be covered from the life insurance proceeds to be received by the Company. Pursuant to this Educational Plan, the Company will make a contribution in the name of each Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the Director from the Board of Directors or ten years from the date of adoption of the Educational Plan. If a Director has served as a Director for at least five but less than ten years at the time the contribution is to be made, the Company will contribute $250,000 in the name of the Director.

    If the Director has served for ten or more years, the amount of the contribution will be $500,000. The Educational Plan was discontinued
September 16, 1998 and will not be offered as a benefit for any Director who joins the Board subsequent to that date. The Educational Plan may be terminated at any time in the discretion of the Executive Committee without recourse or obligation to the Company.

STOCK OWNERSHIP GUIDELINES

    In an effort to more closely link the interests of the Company's Directors with those of its shareholders, in December 2000, the Board of Directors adopted stock ownership guidelines which are designed to ensure that the Company's outside Directors have a significant financial equity investment in the Company. Those guidelines require the outside Directors to own Company Common Stock or Units whose value is equivalent to the value of that stock with a total value equal to five times the annual retainer paid to outside Directors. The stock and/or Units may be acquired over a five-year period and may include Units acquired under the Directors' Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan.

SERVICE ON BOARDS OF SUBSIDIARIES

    All compensation paid to outside Directors is for services rendered on behalf of the Company's Board of Directors and the boards of Carolina Power & Light Company and Florida Progress Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION

                                          ANNUAL COMPENSATION                    AWARDS        PAYOUTS
                                  ----------------------------------------------------------------------------------
                                                                 OTHER        RESTRICTED
                                                                 ANNUAL          STOCK          LTIP        ALL OTHER
NAME AND                          SALARY(1)      BONUS(2)      COMPENSATION(3) AWARD(S)(4,5)  PAYOUTS(6)    COMPENSATION(7)
PRINCIPAL POSITION         YEAR      ($)           ($)            ($)             ($)            ($)           ($)
-----------------------------------------------------------------------------------------------------------------------
William Cavanaugh III,     2001   $1,043,380    $1,300,000       $110,038(8)   $   46,824(9)   $296,949(10)  $329,140(11)
Chairman, President        2000      871,483     1,657,640(12)    126,616       3,871,402           N/A       258,389
and Chief Executive        1999      778,849       610,000(13)     76,991          34,046           N/A       497,305
Officer

William S. Orser,          2001   $  548,225    $  350,000       $  5,943      $  624,194(14)  $113,124      $128,367(15)
Group President--          2000      469,789       416,963(16)      7,144         178,624           N/A       105,758
CP&L                       1999      436,759       220,000          1,735          15,683           N/A       203,193

Robert B. McGehee,         2001   $  487,110    $  328,000       $ 15,484      $  598,246(17)  $ 73,530      $ 93,785(18)
Executive Vice             2000      337,513       444,281(19)     15,901         280,030           N/A        74,807
President                  1999      282,056       150,000         54,734         258,518           N/A       151,357

Peter M. Scott III,        2001   $  422,283    $  275,000       $  7,635      $  138,990(20)       N/A      $ 80,707(21)
Executive Vice             2000      206,613       304,000         50,350       1,126,195           N/A        50,485
President and              1999          N/A           N/A            N/A             N/A           N/A           N/A
Chief Financial
Officer (employed
as of May 8, 2000)

William D. Johnson,        2001   $  378,776    $  255,000       $ 78,698(22)  $  394,701(23)  $ 21,352      $ 56,923(24)
Executive Vice             2000      247,009       265,803(25)     26,734         405,131           N/A        38,012
President, General         1999      192,052       100,000             56         288,450           N/A        43,190(26)
Counsel and
Secretary

    (1)Consists of base salary prior to (i) employee contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan and (ii) voluntary deferrals, if any, under the Management Deferred Compensation Plan. See "Other Benefit Opportunities" on page 27.

    (2)Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Management Incentive Compensation Plan. See "Other Annual Compensation Opportunities" on page 23.

    (3)Consists of gross-up payments for certain federal and state income tax obligations, and where indicated by footnote disclosure, certain perquisites.

    (4)Includes the value of restricted stock awards as of the grant date (calculated by multiplying the closing market price of the Company's unrestricted stock on the date of grant by the number of shares awarded) granted pursuant to the Company's 1997 Equity Incentive Plan. None of the restricted stock awards will vest, in whole or in part, in under three years from the date of grant except in the event of a change in control of the Company or in the event of the recipient's death or disability more than one year from the grant date. During the period for which the shares are restricted, the grantee will receive all voting rights and cash dividends associated with the restricted stock.

    (5)Includes the value of matchable deferrals credited to the account of a participant to replace the value of Company contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan that would have been made on behalf of the participant but for the deferral of salary under the Management Deferred Compensation Plan (MDCP) compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended ("Phantom Stock Units"). Phantom Stock Units do not represent an equity interest in the Company and the crediting of such Units to a participant's account does not convey any voting rights. However, a Phantom Stock Unit is equal in value at all times to a share of the Company's Common Stock. Additional Phantom Stock Units are credited from time to time to reflect the payment of dividends on the underlying Common Stock. For participants with less than five years of service with the Company, these Phantom Stock Units vest two years from the end of the calendar year in which they are granted. Participants with five or more years of service with the Company are 100% vested in all Phantom Stock Units credited to their accounts. Phantom Stock Units are not deemed "Matured" and therefore available for reallocation to other deemed investment funds chosen by the participant until two years after the end of the MDCP Year for which they were allocated. Payment of the value of the Phantom Stock Units will be made in cash and will generally be made on one of the following dates in accordance with the participant's deferral election: (i) the April 1 following the date that is five or more years from the last day of the MDCP Year for which the participant's salary deferral is made: (ii) the April 1 following the participant's retirement: or (iii) the April 1 following the first anniversary of the participant's retirement. The amount of the payment will equal the fair market value of notational deemed investment funds on the valuation date multiplied by the number of units credited to the account of the participant for each fund. See "Other Benefit Opportunities" on page 27.

    (6)Consists of the value of payouts of awards granted under the Company's Performance Share Sub-Plan.

    (7)Amounts reported in this column include dividends earned in 2001 on awards granted under the Long-Term Compensation Program and dividends allocated in 2001 on awards granted under the Performance Share Sub-Plan.

    (8)Consists of (i) $48,114 in gross-up payments for certain federal and state income tax obligations and (ii) certain perquisites, including company airplane expenses of $20,942 and a company automobile allowance of $18,600, both of which exceed thresholds for footnote disclosure.

    (9)Consists of 1,104 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Cavanaugh owns a total of 175,000 shares of Restricted Stock which were valued at $7,880,250 as of December 31, 2001.

    (10)Mr. Cavanaugh has elected to defer receipt of this award until after his date of retirement.

    (11)Consists of (i) $56,966, which represents dividends earned in 2001 on performance units awarded under the Long-Term Compensation Program;
(ii) $166,325, which represents dividends allocated in 2001 on performance shares awarded under the Performance Share Sub-Plan; (iii) $10,200, which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iv) $95,649, which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (12)Adjusted to include additional bonus amount of $372,640 that was not determinable at the time the proxy statement for the Company's 2001 Annual Meeting of Shareholders was prepared.

    (13)Mr. Cavanaugh has elected to defer receipt of this award until after his date of retirement.

    (14)Consists of (i) 15,000 shares of Restricted Stock valued at $603,867 as of March 22, 2001 and (ii) 479 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Orser owns a total of 46,667 shares of Restricted Stock which were valued at $2,101,415 as of December 31, 2001.

    (15)Consists of (i) $23,146, which represents dividends earned in 2001 on performance units awarded under the Long-Term Compensation Program;
(ii) $55,471, which represents dividends allocated in 2001 on performance shares awarded under the Performance Share Sub-Plan; (iii) $10,200, which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iv) $39,550, which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (16)Adjusted to include additional bonus amount of $141,963 that was not determinable at the time the proxy statement for the Company's 2001 Annual Meeting of Shareholders was prepared.

    (17)Consists of (i) 14,500 shares of Restricted Stock valued at $583,738 as of March 22, 2001 and (ii) 342 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. McGehee owns a total of 41,500 shares of Restricted Stock, which were valued at $1,868,745 as of December 31, 2001.

    (18)Consists of (i) $42,703, which represents dividends allocated in 2001 on performance shares awarded under the Performance Share Sub-Plan; (ii) $10,200, which represents Company contributions under the Progress Energy 401(k)
Savings & Stock Ownership Plan; and (iii) $40,882, which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (19)Adjusted to include additional bonus amount of $92,281 that was not determinable at the time the proxy statement for the Company's 2001 Annual Meeting of Shareholders was prepared.

    (20)Consists of (i) 3,200 shares of Restricted Stock valued at $128,825 as of March 22, 2001 and (ii) 239 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Scott owns a total of 35,900 shares of Restricted Stock, which were valued at $1,252,326 as of December 31, 2001.

    (21)Consists of (i) $27,773, which represents dividends allocated in 2001 on performance shares awarded under the Performance Share Sub-Plan; (ii) $10,200, which represents Company contributions under the Progress Energy 401(k)
Savings & Stock Ownership Plan; and (iii) $42,734, which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (22)Consists of (i) $24,939 in gross-up payments for certain federal and state income tax obligations and (ii) certain perquisites, including club dues of $33,020 and a company automobile allowance of $16,200, both of which exceed thresholds for footnote disclosure.

    (23)Consists of (i) 9,600 shares of Restricted Stock valued at $386,475 as of March 22, 2001 and (ii) 194 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Johnson owns a total of 32,500 shares of Restricted Stock, which were valued at $1,463,475 as of December 31, 2001.

    (24)Consists of (i) $31,244, which represents dividends allocated in 2001 on performance shares awarded under the Performance Share Sub-Plan; (ii) $10,200, which represents Company contributions under the Progress Energy 401(k)
Savings & Stock Ownership Plan; and (iii) $15,479, which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (25)Adjusted to include additional bonus amount of $26,803 that was not determinable at the time the proxy statement for the Company's 2001 Annual Meeting of Shareholders was prepared.

    (26)Adjusted to include one-time incentive payment of $20,984 awarded to Mr. Johnson in 1999 that was inadvertently omitted from the proxy statement for the Company's 2001 Annual Meeting of Shareholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                              ANNUAL RATES
                                                                                                             OF STOCK PRICE
                                                                                                            APPRECIATION FOR
                                          INDIVIDUAL GRANTS                                                   OPTION TERM
-----------------------------------------------------------------------------------------------------   ------------------------
                     (A)                           (B)            (C)            (D)          (E)          (F)           (G)
                                                NUMBER OF
                                                SECURITIES
                                                UNDERLYING    % OF TOTAL
                                                 OPTIONS/    OPTIONS/SARS
                                                   SARS       GRANTED TO     EXERCISE OR
                                                 GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION
                     NAME                          (#)        FISCAL YEAR      ($/SH)         DATE        5% ($)       10% ($)
----------------------------------------------  ----------   -------------   -----------   ----------   ----------   -----------
William Cavanaugh III.........................   202,100         8.59%         $43.49      9/30/2011    $5,527,562   $14,007,927
William S. Orser..............................    50,000         2.12%          43.49      9/30/2011     1,367,531     3,465,593
Robert B. McGehee.............................    55,100         2.34%          43.49      9/30/2011     1,507,020     3,819,083
Peter M. Scott III............................    42,500         1.81%          43.49      9/30/2011     1,162,402     2,945,754
William D. Johnson............................    42,500         1.81%          43.49      9/30/2011     1,162,402     2,945,754

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                              NUMBER OF   PERFORMANCE
NAME                                                          UNITS(1)    PERIOD ENDS
----                                                          ---------   -----------
William Cavanaugh III,
  Chairman, President and
  Chief Executive Officer...................................   38,686         2003
William S. Orser,
  Group President--CP&L.....................................   13,260         2003
Robert B. McGehee,
  Executive Vice President..................................   11,800         2003
Peter M. Scott III,
  Executive Vice President and
  Chief Financial Officer...................................   10,219         2003
William D. Johnson,
  Executive Vice President,
  General Counsel and Secretary.............................    9,246         2003

------------------------

    (1)Consists of the number of performance shares awarded in 2001 under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan, based on the closing price of a share of the Company's Common Stock on March 20, 2001, as published in THE WALL STREET JOURNAL. Performance Share awards may range from up to 40% to up to 150% of a participant's base salary depending on the participant's position and job value. The number of performance shares awarded is recorded in a separate account for each participant, and is adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock. The performance period for an award under the Sub-Plan is the three-consecutive-year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the Sub-Plan. One performance measure is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period divided by the closing value of the stock on the last trading day of the preceding year. The other performance measure is EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) growth. Awards under the Sub-Plan vest on January 1 following the end of the three-year performance period, provided, however, that to determine each award vested under the Sub-Plan, the TSR and EBITDA growth of the Company are compared to the TSR and EBITDA growth of a Peer Group comprised of the twenty-seven electric utility companies currently comprising the Standard & Poor's Electric Index. The differences between the Company TSR and EBITDA growth, and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0% to 200%. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0% to 200%.) The multiplier is applied to the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, over the portion of the performance period that was completed before the terminating event occurred. See "Long-Term Compensation Opportunities" on page 24.

                               PENSION PLAN TABLE

-----------------------------------------------------------------------

                        ESTIMATED ANNUAL PENSION AT NORMAL RETIREMENT
                                 (YEARS OF CREDITED SERVICE)
AVERAGE COMPENSATION
-----------------------------------------------------------------------

                                                         15 1/2 OR MORE
                        10 YEARS         15 YEARS            YEARS
-----------------------------------------------------------------------
$ 190,000                 $ 76,000         $114,000         $117,800
  255,000                  102,000          153,000          158,100
  320,000                  128,000          192,000          198,400
  385,000                  154,000          231,000          238,700
  450,000                  180,000          270,000          279,000
  515,000                  206,000          309,000          319,300
  555,000                  222,000          333,000          344,100
  595,000                  238,000          357,000          368,900
  635,000                  254,000          381,000          393,700
  675,000                  270,000          405,000          418,500
  715,000                  286,000          429,000          443,300
  760,000                  304,000          456,000          471,200
  795,000                  318,000          477,000          492,900
  840,000                  336,000          504,000          520,800
  900,000                  360,000          540,000          558,000
  960,000                  384,000          576,000          595,200
 1,020,000                 408,000          612,000          632,400
 1,080,000                 432,000          648,000          669,600
 1,140,000                 456,000          684,000          706,800
 1,200,000                 480,000          720,000          744,000
 1,260,000                 504,000          756,000          781,200
-----------------------------------------------------------------------

    The above table demonstrates senior executive pension benefits payable upon normal retirement under the Progress Energy Pension Plan and Supplemental Senior Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Progress Energy Pension Plan, a defined benefit plan, benefits are partially offset by Social Security payments and the monthly pension benefit payable upon retirement is based on base pay earnings, age, and years of credited service. Benefits under the Supplemental Senior Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Progress Energy Pension Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of eligible earnings for each year of credited service with the Company up to a maximum of 62%. Benefits listed in the table above do not reflect the Social Security or other offset. For purposes of benefits under these plans, Messrs. Cavanaugh and Johnson each have more than 15 1/2 years of credited service as well as three or more years of service or deemed service on the Senior Management Committee, and are thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Orser has eight years of credited service, Mr. McGehee has 14 years of credited service, Mr. Scott has ten years of credited service.

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                             EMPLOYMENT AGREEMENTS

    Messrs. Cavanaugh, Orser, McGehee, Scott and Johnson have entered into employment agreements, each of which has an effective date of August 1, 2000, with the Company or one of its subsidiaries referred to collectively in this section as the "Company". These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to senior executives of the Company. The agreements all provide that they will remain in effect for three years from the effective date. Each agreement also includes an "Evergrow provision" which provides that each year, the agreement will be extended such that the prospective term will always be three years forward on the anniversary date of the effective date. The Company may elect not to extend an executive officer's agreement and must notify the officer of such an election at least sixty days prior to the annual anniversary date of his agreement's effective date. Executive benefit plan targets, termination and other key provisions of the agreements are discussed below.

AGREEMENT WITH MR. CAVANAUGH

    Mr. Cavanaugh's agreement provides that his target compensation under the Company's Management Incentive Compensation Plan (MICP) increased to 65% of base salary earnings, effective January 1, 2001. Mr. Cavanaugh's target compensation under the Performance Share Sub-Plan (PSSP) of the Company's 1997 Equity Incentive Plan is 147% of his base salary. Mr. Cavanaugh's agreement notes that he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key Management Employees that included a payment of $150,000 deferred for calendar year 1992. That amount will be used to provide retirement income to him of $121,368 per year for 15 years commencing January 1 following his attainment of age 65. The agreement with Mr. Cavanaugh also provides that, as of September 2, 1992, Mr. Cavanaugh was granted 14 years of deemed service for purposes of the Supplemental Senior Executive Retirement Plan (SERP).

    The agreement with Mr. Cavanaugh provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Cavanaugh is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Cavanaugh is asked to relocate more than 50 miles. If Mr. Cavanaugh's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Cavanaugh's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Cavanaugh provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. ORSER

    Mr. Orser's agreement provides that his target compensation under the Company's MICP increased to 45% of base salary earnings, effective January 1, 2001. Mr. Orser's target compensation under the PSSP is 78% of his base salary. Mr. Orser's agreement notes that pursuant to a 1993 employment agreement with CP&L, he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key

Management Employees, and that he is credited with nine years of service solely for purposes of determining benefits in connection with that bonus. The agreement also notes that Mr. Orser is automatically deemed vested for his benefits under the SERP, and will be deemed eligible for early retirement benefits under the SERP at age 60, assuming his continued employment at the Company until age 60.

    The agreement with Mr. Orser provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement, and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, he will be entitled to certain health benefits. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Orser is offered a new position with a material change in authority, duty, wages or benefits, or is asked to relocate more than 50 miles. If Mr. Orser's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Orser's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Orser provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit. The agreement also provides that if, while Mr. Orser is between the ages of 55 and 60, his employment is terminated without cause, or constructively terminated or if he voluntarily terminates his employment, he will receive $153,912 (less applicable taxes) a year for life, less benefits payable under the Progress Energy Pension Plan and in lieu of any SERP benefit. Additionally, Mr. Orser will be eligible to retain all benefits in which he has vested under existing benefit plans.

AGREEMENT WITH MR. MCGEHEE

    Mr. McGehee's agreement provides that his target compensation under the Company's MICP, increased to 45% of base salary earnings, effective January 1, 2001. Mr. McGehee's target compensation under the PSSP is 78% of his base salary. Mr. McGehee's agreement notes that he received a retention agreement bonus under the now suspended Deferred Compensation Plan for Key Management Employees which vests based on his continued employment beyond age 60. The agreement also notes that upon hire, Mr. McGehee was awarded 10 years of service toward the benefits and vesting requirements of the SERP, three years of which were deemed to have been in service on the Senior Management Committee, solely for purposes of the SERP.

    The agreement with Mr. McGehee provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement, and will be eligible to retain all benefits in which he has vested under existing benefit programs. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. McGehee is offered a new position with a material change in authority, duty, wages or benefits, or is asked to relocate more than 50 miles. If Mr. McGehee's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. McGehee's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. McGehee provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. SCOTT

    Mr. Scott's agreement provides that his target compensation under the MICP increased to 45% of base salary earnings, effective January 1, 2001.
Mr. Scott's target compensation under the PSSP of the Company's 1997 Equity Incentive Plan is 78% of his base salary. Pursuant to the terms of his agreement, Mr. Scott received transition compensation of $100,000, and has been awarded seven years of deemed service toward the benefits and vesting requirements of the SERP.

    The agreement with Mr. Scott provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Scott is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Scott is asked to relocate more than 50 miles. If Mr. Scott's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Scott's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Scott provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. JOHNSON

    Mr. Johnson's agreement provides that his target compensation under the MICP increased to 45% of base salary earnings, effective January 1, 2001.
Mr. Johnson's target compensation under the PSSP of the Company's 1997 Equity Incentive Plan is 78% of his base salary. The agreement with Mr. Johnson also notes that he was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. Three of those years will also be deemed service on the Senior Management Committee.

    The agreement with Mr. Johnson provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Johnson is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Johnson is asked to relocate more than 50 miles. If Mr. Johnson's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Johnson's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Johnson provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

                   REPORT OF BOARD COMMITTEE ON ORGANIZATION
                                AND COMPENSATION

    The Company's executive compensation program is administered by the Committee on Organization and Compensation of the Board of Directors (the "Committee"). The six-member Committee is composed entirely of independent outside Directors who are not eligible to participate in any compensation program in which Company executives participate other than the 1997 Equity Incentive Plan.

COMPENSATION PRINCIPLES

COMPARISON GROUPS

    The Company uses an independent executive benefits consulting firm to assist the Company in meeting its compensation objectives. Each year this consulting firm provides the Committee with an analysis comparing overall compensation paid to the Company's executives with overall compensation paid to executives of two comparison groups of electric utility companies. One comparison group consists of fourteen of the electric utility companies with fossil fuel and nuclear operations in the eastern portion of the United States. The other comparison group consists of a broad group of electric utilities across the United States. While these comparison groups are different from the group of companies comprising the Standard & Poor's Electric Index, which is a published industry index shown in the performance graph on page 32, the Committee believes these electric utility companies are appropriate for overall compensation comparisons because they reflect the most appropriate labor markets for the Company's executives.

    The Company's executive compensation program consists of four major elements: base salary; other annual compensation opportunities; long-term compensation opportunities; and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these elements, an overall compensation package for executives which approximates in value the 75th percentile of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in 2001 met this objective.

STOCK OWNERSHIP GUIDELINES

    In an effort to more closely link the interests of the Company's management with those of its shareholders, in 1996 the Board of Directors adopted stock ownership guidelines which are designed to ensure that the Company's management has a significant financial equity investment in the Company. Those guidelines require the Company's officers to own from 1 to 4 times their base salary in the form of Company Common Stock within five years. (The specific multiplier applied to base salary depends upon the individual's position.) In addition to shares owned outright, the following are considered stock owned by executives and department heads for purposes of the guidelines: (1) stock held in any defined benefit, defined contribution, ESOP or other stock-based plan; (2) performance units or phantom stock ("derivative securities") deferred under an annual incentive or deferral plan; (3) performance units or phantom stock earned and deferred in any long-term incentive plan account; (4) restricted stock awards; and (5) stock held in a family trust or immediate family holdings.

SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (Code) imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to the Company's Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as exempt, compensation must be made pursuant to a plan that is (1) administered by a committee of outside directors, (2) based on achieving objective performance goals and
(3) disclosed to and approved by the shareholders. The 2001 compensation disclosed in this proxy statement does not exceed the limit, except in the cases of Messrs. Cavanaugh, Orser and McGehee, who had nondeductible compensation of approximately $3,211,526; $702,058; and $386,770, respectively. Mr. Cavanaugh's nondeductible compensation was attributable to restricted stock income, miscellaneous income, non-deferred bonuses and base salary. The nondeductible compensation of Messrs. Orser and McGehee was attributable to restricted stock income, miscellaneous income and nondeferred bonuses.

    The Committee believes the current design of the Company's compensation program is sound in linking pay to performance and to the interests of shareholders, and allowing appropriate flexibility in determining amounts to be awarded. Therefore, the Company does not have a policy that requires the Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m) of the Code. The Committee does, however, consider the impact of Section 162(m) when determining executive compensation, and the 1997 Equity Incentive Plan is intended to minimize the effect of this provision. Although the Committee is not required to qualify executive compensation paid to Company executives for exemption from Section 162(m), it will continue to consider the effects of Section 162(m) when making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

    Set forth below is a description of the major elements of the Company's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Chief Executive Officer.

BASE SALARY

    Executives within the Company receive a base salary determined by the Committee based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committee does not utilize a specific mathematical formula in determining base salaries. The Committee in its discretion approved the base salaries of the Chief Executive Officer and the named executives, as set forth in the Summary Compensation Table. These salaries were based on each executive's level of responsibility in the Company, the competitive level of compensation for executives in the comparison group of utilities, the achievement of corporate goals and individual merit performance as qualitatively determined by the Committee.

OTHER ANNUAL COMPENSATION OPPORTUNITIES

MANAGEMENT INCENTIVE COMPENSATION PLAN

    The Company sponsors the Management Incentive Compensation Plan (MICP) for its senior executives, department heads and selected key employees. In order for awards to be made under the MICP, two conditions must be satisfied. First, a contribution must be earned by one or more groups of employees under the corporate incentive feature of the Company's 401(k)
Savings & Stock Ownership Plan, a tax qualified 401(k) plan. Incentive matching contributions are earned by participating employees if at least five out of ten annual corporate and business unit goals are met. (See the description of the Company's 401(k) Savings & Stock Ownership Plan, under "Other Benefit Opportunities" below.) Second, the Company's return on common equity and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) growth for the most recent three-year period must be above the median of those companies in a comparison group that is comprised of the twenty-seven electric utility companies currently comprising the Standard & Poor's Electric Index shown in the performance graph on page 32.

    If participants at or above the department head level of the Company are eligible for awards, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. If participants below the department head level of the Company are eligible for awards, then the Chief Executive Officer has sole and complete authority to approve such awards.

    Awards consist of both a corporate component and a noncorporate component. Award opportunities, expressed as a percentage of annual base salary earnings, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of the Company. The noncorporate component of an award is based upon the level of attainment of business unit/subsidiary, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance--outstanding, target and threshold--each of which is related to a particular payout percentage. If earned, awards are either paid in cash in the succeeding year or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of the Company's Common Stock.

    The threshold requirements for award eligibility, as discussed above, were met and exceeded in 2001. At a meeting of the Committee on March 20, 2002, based on highly commendable performance, awards were made at the discretion of the Committee to the named executives, including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.

LONG-TERM COMPENSATION OPPORTUNITIES

1997 EQUITY INCENTIVE PLAN

    The 1997 Equity Incentive Plan (the "Plan"), which was approved by the Company's shareholders in 1997, allows the Committee to make various types of awards to officers, other key employees, and also Directors of the Company, its affiliates and subsidiaries. Selection of non-Director participants is within the sole discretion of the Committee. Thus, the number of persons eligible to participate in the Plan and the number of grantees may vary from year to year. The Plan was effective as of January 1, 1997, and will expire on January 1, 2007; provided, however, that the Plan will be frozen effective May 8, 2002 if the Company's shareholders approve the proposed 2002 Equity Incentive Plan. All Plan awards made prior to and outstanding on that date shall remain valid in accordance with their terms and conditions.

    The Plan is a broad umbrella plan that allows the Company to enter into Award Agreements with participants and adopt various individual Sub-Plans that will permit the grant of the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other stock unit awards or stock-based forms of awards. The Plan sets forth certain minimum requirements for each type of award, with detailed provisions regarding awards to be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. Subject to adjustment as provided in the Plan, the maximum aggregate number of shares that may be issued over the years pursuant to awards made under the Plan cannot exceed 5,000,000 shares of Common Stock, which may be in any combination of options, restricted stock, or any other right or option.

    Under the terms of the Plan, the Committee may grant awards in a manner that qualifies them for the performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, or it may grant awards that do not qualify for the exemption.

PERFORMANCE SHARE SUB-PLAN

    Pursuant to the provisions of the Plan, the Committee adopted the Performance Share Sub-Plan, which governs the issuance of performance share awards to Company officers and key employees, as selected by the Committee in its sole discretion. A "performance share" is a unit granted to a participant, the value of which is equal to the value of a share of the Company's Common Stock. The Committee may grant performance share awards subject to a limit that ranges from up to 40% to up to 150% of a participant's base salary, depending upon the participant's position and job value. (For purposes of the Sub-Plan, base salary is not reduced to reflect salary deferrals and does not include incentive compensation.) The number of performance shares awarded are recorded in a separate account for each participant, and are adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock.

    The performance period for an award under the Sub-Plan is the three consecutive year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the Sub-Plan. One performance measure is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period, divided by the closing value of the stock on the last trading day of the preceding year. The other performance measure is EBITDA growth. Awards under the Sub-Plan vest on January 1 following the end of a three-year performance period; provided, however, that the following methodology is used to determine each award vested under the Sub-Plan: 1) the TSR and EBITDA growth for the Company for each year during the performance period is determined; 2) those annual figures are averaged to determine the Company TSR and EBITDA growth, respectively; 3) the average TSR and EBITDA growth for all Peer Group utilities for each year during the performance period is determined (the Peer Group is currently comprised of the twenty-seven major electric utility companies within the Standard & Poor's Electric Index); 4) those figures are averaged, respectively, to determine the Peer Group TSR and EBITDA growth; 5) the Peer Group TSR and EBITDA growth for the performance period is subtracted from the Company TSR and EBITDA growth, respectively, for the performance period; 6) the differences between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0 to 200%. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0 to 200%.); and 7) the multipliers are each applied independently to one-half of the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, over the portion of the performance period that was completed before the terminating event occurred.

RESTRICTED STOCK AWARDS

    Section 9 of the Plan provides for the granting of shares of restricted stock by the Committee to "key employees" within the Company in such amounts and for such duration and/or consideration as it shall determine. The Plan defines "key employee" as an officer or other employee within the Company, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company. Each restricted stock grant must be evidenced by an agreement specifying the period of restriction, the conditions that must be satisfied prior to removal of the restriction, the number of shares granted, and such other provisions as the Committee shall determine.

    Restricted stock covered by each award made under the Plan will be provided to and become freely transferable by the recipient after the last day of the period of restriction and/or upon the satisfaction of other conditions as determined by the Committee. If the grant of restricted stock is performance based, the total period of restriction for any or all shares or units of restricted stock granted shall be no less than one (1) year except in the event of a change in control of the Company. Any other shares of restricted stock issued pursuant to the Plan must provide that the minimum period of restrictions shall be three (3) years, which period of restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of restricted stock at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. The Plan provides that in no event shall any restrictions be removed from shares of restricted stock during the first year following the grant date, except in the event of a change-in-control.

    During the period of restriction, recipients of shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, those shares shall be subject to the same restrictions on transferability as the restricted stock with respect to which they were distributed.

STOCK OPTIONS

    Pursuant to Section 7 of the Plan, the Committee is authorized to grant stock options to "key employees." Grants of stock options to directors of the Company must be approved by the full Board, and must consist only of "Nonqualified Stock Options" (options that are not intended to be "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended). Subject to the terms and provisions of the Plan, the Committee has sole and complete discretion to determine the type of option granted, the option price, the duration of the option, the number of shares to which an option pertains, any conditions on the exercisability of the option and the conditions under which the option may be terminated. The specific terms and conditions applicable to each option will be detailed in an Award Agreement.

    The exercise price per share of stock covered by an option will be determined by the Committee at the time of grant; provided, however, that the option price shall not be less than 100% of the fair market value of the Company's common stock on the grant date.

    Options granted under the Plan are exercisable at such times and subject to such restrictions and conditions as the Committee determines at the time of grant; provided, however, that no option may be exercisable more than ten years from the grant date.

    Options must be exercised by the delivery of a notice from the grantee to the Company or its designee in the form prescribed by the Committee. The notice must set forth the number of shares with respect to which the option is to be exercised. The option price is payable to the Company in cash and/or by the delivery of shares of Company common stock valued at fair market value at the time of exercise. In addition, at the request of the grantee, and subject to applicable laws and regulation, the Company may cooperate in a cashless exercise of the option.

    The maximum number of shares of Company common stock subject to options, stock appreciation rights and/or restricted stock granted to any covered participant for any performance period cannot exceed 250,000 shares.

OTHER BENEFIT OPPORTUNITIES

    The following additional benefit opportunities are also available to the Company's senior executives:

    - The Company sponsors the Management Deferred Compensation Plan (MDCP), an unfunded, deferred compensation arrangement established for the benefit of a select group of management and highly compensated employees of the Company and its participating subsidiaries. Under the MDCP, an eligible employee may elect to defer a portion of his or her salary until the April 1 following the date that is five or more years from the last day of the MDCP Year for which the deferral is made, the April 1 following his or her date of retirement, or the April 1 following the first anniversary of his or her date of retirement. Deferrals will be made to deferral accounts administered pursuant to the MDCP in the form of deemed investments in certain deemed investment funds individually chosen by each participating employee from a list of investment options provided pursuant to the MDCP. Additionally, qualifying participants will receive matching allocations from the Company (generally reflecting foregone Company allocations to participants' 401(k) accounts due to such salary deferrals, and/or foregone Company allocations to the participants' 401(k) accounts due to certain Internal Revenue Code limits), which will be allocated to a Company account that will be deemed initially to be invested in hypothetical shares of the Company's Common Stock. These allocations do not represent an equity interest in the Company and convey no voting rights to their owners. However, additional allocations are credited from time to time to reflect the payment of dividends on the Company's Common Stock. When a participant's Company account has matured, pursuant to the terms of the MDCP, the participant may reallocate any part of such account among the deemed investment funds chosen by the participant.

    - The Company sponsors an executive split dollar life insurance program which consists of two separate plans. The first plan provides life insurance coverage approximately equal to three times salary for senior executives. The second plan provides additional life insurance coverage approximately equal to three times salary for those officers of the Company who are also members of the Board of Directors.

    - The Company also sponsors broad-based employee benefit plans for senior executives of participating subsidiaries. Under the Progress Energy 401(k) Savings & Stock Ownership Plan, a salary reduction plan under
      Section 401(k) of the Code, eligible, highly compensated employees of participating companies may invest up to 12% of eligible base salary earnings (up to a maximum of $10,500 in 2001) on a before-tax basis in the Company's Common Stock and other investment options. The Company makes a matching allocation of 50% of such investment (up to 3% of eligible base salary earnings) which is invested in Company Common Stock. Under an incentive feature, the Company's allocation may be increased by up to an additional 50% if certain strategic corporate and business unit financial, operating, safety, customer satisfaction, and other performance goals are met. The Company also sponsors the Progress Energy Pension Plan, a defined benefit plan (cash balance formula), which covers eligible employees of participating subsidiaries who have been employed within the Company for at least one year. The right to receive pension benefits under this plan is vested after five years.

    - The Company sponsors the Restoration Retirement Plan (the "Restoration Plan"), an unfunded retirement plan for a select group of management or highly compensated employees of participating subsidiaries. The Restoration Plan "restores" the full benefit that would be provided under the Pension Plan but for certain Code limits imposed on the benefit levels of highly compensated employees. Generally, the benefit for participants is a monthly benefit payment equal to the difference between (i) a participant's accrued benefit under the Pension Plan without regard to the Internal Revenue Service compensation and benefit limits and (ii) a participant's accrued benefit as calculated under the Pension Plan. The Restoration Plan also applies to any employee who defers more than 10% of his base salary under the MDCP. The eligibility and vesting requirement for the Restoration Plan are the same as those for the Pension Plan. Participants eligible to receive benefits under the Supplemental Senior Executive Retirement Plan forego participation in and rights under the Restoration Plan.

    - The Company sponsors the Supplemental Senior Executive Retirement Plan which provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary earnings and annual bonus for each year of credited service with the Company up to a maximum of 62%. Benefits under the Supplemental Senior Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Company's Pension Plan.

    - The Company's senior executives also receive certain perquisites and other personal benefits. In addition, executives received gross-up payments in 2001 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 13.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Compensation in 2001 for the Chief Executive Officer was consistent with the compensation principles described above and reflected performance of the Company and the individual in 2001, as well as services in 2001. The determination of his compensation by the Committee was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, earnings per share and other financial and operating performance, individual performance and other factors. Specific mathematical weights were not assigned to these factors. Overall compensation in 2001 fell within the targeted level (75th percentile) of overall compensation paid to chief executive officers in the comparison groups.

    The Committee considered the successful completion of the acquisition of Florida Progress Corporation, noting that the transaction represented the attainment of one of the Company's key strategic objectives--gaining the scope and scale to be a formidable competitor among energy providers for the Southeast. The Committee also considered the significant progress made in the process of integrating the two companies, and specifically noted the reorganization of the Company's business along strategic lines and the formation of new business units, including one which was created to manage and grow the Company's non-regulated generation assets and wholesale energy marketing and trading. The Committee took into account the progress of the Company's development of its non-regulated enterprises. The Committee considered the success of the Company in obtaining all regulatory approvals required for the creation of a registered holding company and for the acquisition of Florida Progress Corporation, with no significant conditions or restrictions. The Committee also noted the Company's success in developing and effectively communicating its position on industry restructuring and in addressing other important regulatory issues at the state and federal levels.

    The Committee considered the fact that the leadership provided by Mr. Cavanaugh contributed significantly to the Company's success in achieving corporate goals, implementing strategic initiatives, achieving national leadership in the fields of nuclear power and electric utility operations, focusing on leadership development and succession planning, implementing programs designed to enhance the diversity of the Company's work force, improving customer and community relations and supporting the economic growth and quality of life in the Company's service area.

                                          Committee on Organization and
                                          Compensation:

                                          Charles W. Coker, Chairman
                                          Edwin B. Borden
                                          William O. McCoy
                                          E. Marie McKee
                                          Richard A. Nunis
                                          J. Tylee Wilson

                       REPORT OF THE AUDIT AND CORPORATE
                             PERFORMANCE COMMITTEE

    UNLESS SPECIFICALLY STATED OTHERWISE IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Audit and Corporate Performance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended
December 31, 2001 with the Company's management and with Deloitte & Touche LLP, the Company's independent auditors. The Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of Deloitte & Touche LLP with that firm.

    Based upon the review and discussions noted above, the Audit and Corporate Performance Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

    The Board of Directors has determined that the members of the Audit and Corporate Performance Committee are "independent" for purposes of the New York Stock Exchange listing standards.

    The Audit Committee has adopted a written policy statement (charter), which was included as Exhibit A to the proxy statement dated April 2, 2001 for the Company's 2001 Annual Meeting of Shareholders.

                                          Audit and Corporate Performance
                                          Committee:

                                          Richard L. Daugherty, Chairman
                                          David L. Burner
                                          W. D. Frederick, Jr.
                                          John H. Mullin, III
                                          Carlos A. Saladrigas
                                          Jean Giles Wittner

                          DISCLOSURE OF AUDITORS' FEES

    Set forth below is certain information relating to the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the fiscal year ended December 31, 2001.

AUDIT FEES

    The aggregate fees billed by Deloitte for professional services rendered for
(i) the audits of the annual financial statements of the Company and its SEC reporting subsidiaries (Carolina Power & Light Company, Florida Progress Corporation and Florida Power Corporation) for the fiscal year ended
December 31, 2001; (ii) the reviews of the financial statements included in the Quarterly Reports on Form 10-Q of the Company and its SEC reporting subsidiaries for that fiscal year; and (iii) the audits of the financial statements of certain non-reporting subsidiaries of the Company for that fiscal year were $1,589,960. In completing its audit of the Company's financial statements, Deloitte relies substantially on its audits of the Company's SEC reporting and non-reporting subsidiaries.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the fiscal year ending December 31, 2001, there were no professional services rendered by Deloitte relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001, were $1,887,208.

    The Audit and Corporate Performance Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG PROGRESS ENERGY, INC. S&P 500 STOCK INDEX
                             AND S&P ELECTRIC INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      PROGRESS ENERGY INC.  S&P ELECTRIC INDEX  S&P 500 INDEX
1996                100.00              100.00         100.00
1997                122.30              126.32         133.36
1998                141.92              145.94         171.47
1999                 96.49              117.58         207.55
2000                165.77              180.49         188.67
2001                159.25              165.76         166.25

------------------------------------------------------------------------------------------------------------------
MEASUREMENT PERIOD
(FISCAL YEAR COVERED)           1996           1997           1998           1999           2000           2001
------------------------------------------------------------------------------------------------------------------
Progress Energy, Inc.            100            122            142            96             166            159
S&P Electric Index               100            126            146            118            180            166
S&P 500 Index                    100            133            171            208            189            166
------------------------------------------------------------------------------------------------------------------

------------------------

* $100 Invested on 12/31/96 in Stock or Index.
  Including reinvestment of dividends.
  Fiscal Year Ending December 31.

                              MANAGEMENT PROPOSAL

        APPROVAL OF THE PROGRESS ENERGY, INC. 2002 EQUITY INCENTIVE PLAN

BACKGROUND

    Below is a description of the Progress Energy, Inc. sponsored 2002 Equity Incentive Plan (the "Plan"), adopted by the Board of Directors of the Company on March 20, 2002. As provided in the Proxy Statement, "Company" shall mean Progress Energy, Inc. The 1997 Equity Incentive Plan of Progress Energy, Inc., will remain effective with regard to all Awards made thereunder, but shall be superseded by the Plan with regard to all Awards made after approval of the Plan by the Company's shareholders. The Board unanimously recommends that the Plan be approved. In keeping with this recommendation, the Board has directed that the Plan be submitted to a vote of the shareholders at this Annual Meeting. If approved by the shareholders as proposed herein, the Plan will allow the Organization and Compensation Committee (the "Committee") to make various types of awards to Key Employees and Outside Directors of the Company, and to Key Employees of the Company's Affiliates.

    The Plan, along with other elements of the Company's compensation program, will support the stock ownership guidelines for Company officers, which were adopted by the Board at its December 11, 1996 meeting. These guidelines are designed to link the interests of Company executives with those of shareholders by ensuring that executives hold an ownership stake in the Company that is significant in comparison to their salaries, and thus have a sustained interest in the Company's long-term performance. The guidelines require executives to own Company "stock," including forms other than shares owned outright by an executive, valued at between one and four times their individual base salaries, depending upon their positions. Executives are encouraged to achieve their target ownership levels within five years.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to a "Covered Participant," subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) of the Code is exempt from this limitation. The Plan sets forth a list of alternative Performance Measures, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code. Under the Plan, the Committee may grant Awards in a manner that qualifies them for the exemption for performance-based compensation, or it may grant Awards that do not qualify for the exemption. The applicable conditions of the performance-based compensation exemption include, among others, a requirement that the shareholders of the Company approve the material terms of the Plan.

    Approximately 700 persons are currently eligible to participate in the Plan. The number of persons eligible to participate in the Plan and the number of Participants may vary from year to year. The Plan will be administered by the Committee which is comprised solely of "outside" "non-employee" directors. The Plan imposes limits on the number of shares of Stock that can be granted in the form of Incentive Stock Options or in the form of Restricted Stock. Additionally, the Plan imposes limits on the number of shares of Stock or derivatives that can be issued in the form of Performance Shares, Performance Units or other Stock Unit Awards. The Plan also provides that the Option Price cannot be less than 100% of the Fair Market Value of the Stock on the initial Grant Date, and that Options cannot be repriced except in limited circumstances associated with certain capital adjustments and acquisitions.

    The Plan is a broad umbrella plan that allows the Company to enter into Award Agreements and/or adopt various individual Sub-Plans that will permit the grant of several different types of Awards. The Plan is reproduced in its entirety in Appendix A to this Proxy Statement, and all capitalized terms used but not defined either above or in the following description are defined in the Plan. The following description is qualified in all respects by reference to the full Plan document.

PLAN DESCRIPTION

    PURPOSE

    The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining Executive Officers, Outside Directors and other Key Employees who are essential to the success of the Company and its Affiliates; (ii) motivating Executive Officers, Outside Directors and other Key Employees using performance-related and Stock-based incentives that are linked to the interests of the Company's shareholders; and
(iii) enabling such Executive Officers, Outside Directors and other Key Employees to share in the long-term growth and success of the Company and its Affiliates.

    ELIGIBILITY

    Except as set forth immediately below, the Committee shall have sole and complete discretion to determine Key Employees, including Executive Officers and Outside Directors, who shall be eligible to participate in the Plan, subject to the following limitations: (i) no Outside Director shall be eligible to participate in the Plan except with approval of the full Board; (ii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate in the Plan; and (iii) only regular, full-time employees shall be eligible to participate in the Plan, except that Outside Directors may be granted Non-Qualified Stock Options or Restricted Stock Awards.

    The Committee may delegate to the Company's Chief Executive Officer authority to designate Key Employees and/or Awards to be made to Key Employees who are not Executive Officers, subject to any limitations imposed by the Committee, including a fixed maximum Award for any group of Key Employees, and/or a maximum Award for any Key Employee. Awards to Executive Officers must be determined by the Committee, and Awards to Outside Directors must be determined by the Company's Board of Directors.

    EFFECTIVE DATE AND DURATION

    The Plan shall be effective on the date it is approved by the Company's shareholders, and shall expire on the tenth anniversary of its effective date; provided, however, that all Awards made prior to, and outstanding on the expiration date for the Plan, shall remain valid in accordance with applicable terms and conditions.

    ADMINISTRATION

    The Plan shall be administered and interpreted by the Committee, which is intended to be comprised of "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") and to satisfy the "outside director" provisions of Section 162(m) of the Code. The Committee shall have sole and complete discretion to adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines and practices governing operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall also have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Award Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Award Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction, except for Awards to Participants who are "covered employees" as defined in
Section 162 (m)(3) of the Code who are intended to qualify for the Performance-Based Exception, other than as may be provided under the terms of the Award in the event of a Change in Control or as hereinafter specified; and
(vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including a determination of whether an event constitutes a Change in Control of the Company. However, the Committee has no authority to issue an Option with an Option Price that is less than 100% of the Fair Market Value of the Stock on the initial Grant Date. Once established, the Option Price may not be adjusted or amended without shareholder approval, except under limited circumstances specified in Sections 6.4 and 6.5 of the Plan.

    SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

    Subject to adjustments as provided in the Plan, the maximum aggregate number of shares of Stock that may be issued over the years pursuant to Awards made under the Plan shall not exceed 15,000,000 shares of Stock, which may be in any combination of Options, Restricted Stock, Performance Shares, other Stock-Based Awards, or any other right or option that is actually paid out in Stock. This limit does not apply to grants made to replace or assume existing awards in connection with the acquisition of a business. Also, shares of Stock that are still available for issuance under the 1997 Equity Incentive Plan (currently estimated to be 1,700,000 shares) will be transferred to the Plan. The maximum number of shares of Stock that may be granted in the form of Incentive Stock Options shall be 10,000,000 shares. The maximum number of shares of Stock that may be granted in the form of Restricted Stock shall be 3,000,000 shares. Awards in the form of Stock Appreciation Rights, Performance Units, or other Stock-Based Awards that are not paid in the form of Stock shall not be counted toward the limits stated above. The maximum number of shares of Stock (or derivatives of shares of Stock) that may be granted in the form of Performance Shares, Performance Units, or other Stock Unit Awards not payable in shares of Stock shall be 4,000,000 shares. Shares of Stock may be available from the authorized but unissued shares of Stock. Except as provided below, the issuance of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

    If (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) shares of Stock issued pursuant to the Awards are canceled or forfeited for any reason, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock that were subject to such Award (whether initially granted under this Plan or the 1997 Equity Incentive Plan); provided, however, that such increase shall not be construed to provide for the issuance of treasury stock.

    In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant, subject to Rule 16b-3 under the Exchange Act as interpreted by the Securities and Exchange Commission or its staff; provided, however, that such increase shall not be construed to provide for the issuance of treasury stock.

    The issuance of Stock or Shares pursuant to the Plan may require the notification and/or approval of the North Carolina Utilities Commission.

    TYPES OF AWARDS

    The Plan is a broad umbrella Plan that allows the Company to enter into Award Agreements and adopt various individual Sub-Plans that will permit the grant of the following types of Awards: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Unit Awards or Stock-based forms of Awards. The Plan sets forth certain minimum requirements for each type of Award. Detailed provisions regarding Awards will be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. The adoption of any such Sub-Plans shall not be subject to shareholder approval.

    STOCK OPTIONS

    The Committee may grant Stock Options, including Nonqualified Stock Options (NQSOs) and Incentive Stock Options (ISOs) to Key Employees. The Committee may also grant NQSOs to Directors, but only pursuant to approval by the Board of Directors. The terms and conditions applicable to each Option grant shall be detailed in an Award Agreement. Stock Option grants will entitle the Participant to purchase Stock at prices determined by the Committee at the time of grant. The Option Price must not be less than 100% of the Fair Market Value of the Stock on the initial Grant Date. Once established, the Option Price may not be adjusted or amended without shareholder approval, except under limited circumstances specified in Sections 6.4 and 6.5 of the Plan. Options granted under the Plan shall be exercisable at such times as the Committee determines; provided, however, that no Option may be exercisable within the first year following the Grant Date (except in the event of a Change in Control), or more than ten years from the Grant Date. The Option exercise price shall be payable to the Company in full by any one or a combination of the following: in cash or its equivalent, or by the delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise. At the request of the Participant, the Company may permit a Cashless Exercise of the Option.

    ISOs may only be granted to Participants who are employees of the Company or a "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and (f) of the Code) on the Grant Date. The aggregate Fair Market Value of such shares of Stock (at time of grant) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. ISOs may not be issued in tandem with NQSOs, and may not be issued to a Participant who owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent corporation or subsidiary corporation unless the exercise price of the Options is fixed at not less than 110% of the Fair Market Value of the Stock.

    The maximum number of Options that may be granted in any calendar year to any one Participant is 2,000,000.

    STOCK APPRECIATION RIGHTS

    The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. The exercise price of each Stock Appreciation Right shall be determined by the Committee at the time of grant but shall in no event be less than 100% of the Fair Market Value of the Stock on the Grant Date. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value of a share of Stock over the grant price thereof on the date of exercise of the Stock Appreciation Right. Upon exercise of the Stock Appreciation

Rights, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of stock on the date of exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

    The maximum number of shares of Stock that may be subject to Stock Appreciation Rights granted to any one Participant in any calendar year is 2,000,000.

    RESTRICTED STOCK

    The Committee may grant shares of Restricted Stock to Participants in such amounts and for such duration and/or consideration as it shall determine. Each Restricted Stock grant shall be evidenced by an Award Agreement specifying the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The types of restrictions the Committee may specify in an Award Agreement include but are not limited to restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, such as the Performance Measures described in the Plan. Participants receiving Restricted Stock Awards are not required to pay for them (except applicable tax withholding) other than by the rendering of services or other consideration as determined by the Committee.

    Restricted Stock covered by an Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. The minimum Period of Restriction shall be at least one year for performance-based grants of Restricted Stock. The Period of Restriction for non-performance-based grants of Restricted Stock shall be a minimum of three years. During that three-year period the removal of restrictions on up to one-third of the shares may be permitted at the end of each year following the Grant Date. However, the Committee may remove the restrictions upon Early or Normal Retirement in the Committee's discretion. Restrictions on grants of Restricted Stock shall not be removed during the first year following the Grant Date except in the event of Early or Normal Retirement or in the event of a Change in Control. Except as described above, the Committee shall not have the authority to reduce or remove restrictions during the first year following the Grant Date.

    During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

    The maximum number of shares of Stock that may be granted as Restricted Stock to any one Participant during a single calendar year is 250,000.

    PERFORMANCE-BASED AWARDS

    The Committee may issue Performance Awards in the form of either Performance Units or Performance Shares, subject to the Performance Measures and Performance Period it determines. The extent to which Performance Measures are met will determine the value of each Performance Unit or the number of Performance Shares earned by the Participant. The terms and conditions of each Performance Award will be set forth in an Award Agreement and/or a Sub-Plan. Payment of the amount due upon settlement of a Performance Award shall be made in cash and/or Stock, paid in lump sum or installments as prescribed by the Committee.

    Prior to the year that a Performance Award vests, the Committee may permit the Participant to defer the receipt of his or her Award in accordance with rules prescribed by the Committee. The maximum number of shares of Stock that may be the subject of a Performance Share Award in a single calendar year is 250,000. The maximum amount of compensation payable, without regard to any deferral, to a Participant pursuant to the grant of a Performance Unit Award in any calendar year is $10,000,000.

    OTHER STOCK-BASED AWARDS

    The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of or based on Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award which shall be specified in an Award Agreement or a Sub-Plan.

    Prior to the year that a Stock Unit vests, the Committee may permit the Participant to defer the receipt of his or her Award in accordance with rules prescribed by the Committee. The maximum number of shares that may be granted in any calendar year to a Participant as a part of a Stock Unit Award shall be 250,000 of Stock. If the value of any Stock Unit Award is not based entirely on the value of the underlying Stock, the maximum amount of compensation payable, without regard to any deferral, as a result of all Stock Unit Awards granted in any calendar year shall be $2,500,000.

    AMENDMENT OF PLAN

    The Committee or Board may amend, suspend or terminate the Plan, in whole or in part, at any time; provided, however, that any amendment shall be made with shareholder approval where such approval is necessary to comply with applicable tax or regulatory requirements. As previously noted, neither the Committee nor the Board shall have the authority to "reprice" Options, except under limited circumstances.

    CHANGE IN CONTROL OR DIVESTITURE

    In the event of a Change in Control or a Divestiture, the Committee may provide, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant's termination of employment with the Company, and/or the release of any restrictions on any Award.

    FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax consequences to Participants and the Company relating to Options and other Awards that may be granted under the 2002 Equity Incentive Plan.

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NONQUALIFIED STOCK OPTION

    There will be no federal income tax consequences to either the optionee or the Company upon the grant of an NQSO. Upon exercise of an NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current fair market value of the shares and the option price, and the Company will be entitled to a federal income tax deduction of that amount. The tax basis of the shares will equal the exercise price plus the amount of income recognized on exercise, and the holding period commences on the date the option is exercised. Subsequent disposition of the shares will result in either short-term or long-term capital gain or loss to the optionee and will have no impact on the Company.

INCENTIVE STOCK OPTION

    There will be no federal income tax consequences to either the optionee or the Company upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, the optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction in an amount equal to the excess of
(1) the lesser of (a) the amount realized on the sale or exchange, or (b) the fair market value of the shares on the date of exercise, over (2) the option price. Any remaining gain or loss will be treated as a capital gain or loss and the Company is not entitled to a deduction for said amount.

    An ISO which is exercised more than three months after the optionee terminates employment with the Company will be treated as an NQSO for federal income tax purposes.

OTHER AWARDS

    The federal income tax consequences of other Awards authorized under the Plan are generally in accordance with the following: Stock Appreciation Rights are taxed and deductible by the Company in substantially the same manner as NQSOs; Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value of the Shares over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); cash dividends on Restricted Stock, Restricted Units, Performance Units, Performance Shares, other Stock Unit Awards or stock-based forms of Awards and dividend equivalents generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN.

                                       39
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                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has been selected by the Board of Directors to serve as independent public accountants for the Company for the current year, having served in that capacity for the Company and its predecessors since 1930. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company's 2001 Annual Report, which includes financial statements for the fiscal years ended December 31, 2001, and 2000, together with related notes, audited statements of income and changes in financial position for the three most recent years, and the report of Deloitte & Touche LLP, independent public accountants, was mailed to shareholders of record as of the close of business on March 1, 2002.

                          FUTURE SHAREHOLDER PROPOSALS

    Shareholder proposals submitted for inclusion in the proxy statement for the Company's 2003 Annual Meeting must be received no later than December 2, 2002 at the Company's principal executive offices, addressed to the attention of:

                                          William D. Johnson
                                          Executive Vice President,
                                          General Counsel and Secretary
                                          Progress Energy, Inc.
                                          Post Office Box 1551
                                          Raleigh, North Carolina 27602-1551

    Any other proposal which a shareholder desires to be presented for action at an Annual Meeting must be received by the Secretary of the Company no later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. The proposal must include a brief description of the business desired to be brought before the meeting, the shareholder's name and address, the class and number of shares owned by the shareholder and disclosure of any material interest the shareholder may have in the matter proposed.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

                                       40
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                                                                      APPENDIX A

                             PROGRESS ENERGY, INC.
                           2002 EQUITY INCENTIVE PLAN

    Section 1.  PURPOSE

    Progress Energy, Inc. (hereinafter referred to as the "Sponsor"), a North Carolina corporation, hereby establishes the 2002 Equity Incentive Plan (the "Plan") to promote the interests of the Sponsor and its shareholders through the
(i) attraction and retention of executive officers, directors and other key employees essential to the success of Sponsor and its Affiliates;
(ii) motivation of executive officers, directors and other key employees using performance-related and stock-based incentives linked to the interests of the Sponsor's shareholders; and (iii) enabling of such executive officers, directors and other key employees to share in the long-term growth and success of the Sponsor and its Affiliates. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and any other Stock Unit Awards or stock-based forms of Awards as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law. The 1997 Equity Incentive Plan of Progress Energy, Inc. (the "1997 Plan") shall remain effective with regard to all Awards made thereunder, but shall be superseded by this Plan with regard to all Awards after the Effective Date.

    Section 2.  EFFECTIVE DATE AND DURATION

    The Plan was approved by the Board of Directors on March 20, 2002, subject to approval by the shareholders of the Sponsor. The Plan will become effective on the date of approval of the Plan by the Sponsor's shareholders (the "Effective Date"). The Plan shall expire on the tenth anniversary of the Effective Date; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

    Section 3.  DEFINITIONS

    Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

    3.1 "Affiliate" means, with respect to Sponsor, any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with Sponsor.

    3.2 "Award" means individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or other Stock Unit Awards.

    3.3 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

    3.4 "Award Agreement" or "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Sponsor and by the Participant.

    3.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

    3.6 "Board" or "Board of Directors" means the Board of Directors of the Sponsor.

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    3.7 "Cashless Exercise" means the exercise of an Option by the Participant in compliance with the Federal Reserve Board's Regulation T (or any successor provision) or as otherwise permitted by the Committee through the use of a brokerage firm to make payment to the Sponsor of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Sponsor delivers the exercised Stock to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Stock, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay the Sponsor for the exercised Stock.

    3.8 "Change in Control" means a change in control of the Sponsor of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided, that without limitation, such a Change in Control shall be deemed to have occurred at such time as a "person" (as used in Section 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Sponsor's outstanding securities ordinarily having the right to vote in elections of directors; or
(b) individuals who constitute the Board of Directors of the Sponsor on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, or of any board of directors of a successor to the Sponsor, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Sponsor's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be, for purposes of this subsection (b), considered as though such person were a member of the Incumbent Board, in each case, as determined by the Committee in accordance with Section 4.1.

    3.9 "CEO" means the chief executive officer of the Sponsor.

    3.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    3.11 "Committee" means the Organization and Compensation Committee of the Board, comprised solely of Outside Directors, which will administer the Plan pursuant to Section 4 herein.

    3.12 "Company" means Progress Energy, Inc., including all Affiliates, or any successor thereto.

    3.13 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder.

    3.14 "Department" means the Human Resources Department of Progress Energy Service Company, LLC.

    3.15 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant or to exercise any rights of the Participant to the extent permitted hereunder in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

    3.16 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "total disability" in the Long-term Disability Plan of the Sponsor currently in effect and as amended from time to time or (ii) a determination by the Committee of "Total Disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. In the case of

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Awards of Incentive Stock Options, "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

    3.17 "Divestiture" means the sale (including the spin-off) of, or closing by, the Company of the business operations in which the Participant is employed.

    3.18 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65, under the provisions of the Sponsor's Pension Plan or the Sponsor's Supplemental Senior Executive Retirement Plan. In the event of a change in the Sponsor's Pension Plan such that there is no longer a definition of "Early Retirement" or the Participant is not a participant in the Sponsor's Pension Plan for purposes of this plan, "Early Retirement" shall mean retirement before age 65 after reaching the 55th birthday together with completion of 15 years of Vesting Service, or after completion of 35 years of Vesting Service with no age limitation.

    3.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    3.20 "Executive Officer" means an individual designated as an "officer" for purposes of Section 16 of the Securities Exchange Act of 1934 and as an "executive officer" for Item 401(b) of Regulation S-K by the Board pursuant to resolutions adopted by the Board from time to time.

    3.21 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no shares of Stock were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select. In the case of a Cashless Exercise, Fair Market Value means the price of the Stock at the date and time the broker executes the sale of exercised Stock.

    3.22 "Full-time Employee" means an employee of the Company designated by the Department as being a "regular, full-time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, leased or contract employees and consultants to the Company.

    3.23 "Incentive Stock Option" means an option to purchase Stock, granted under Section 7 herein, which is designated as an incentive stock option by the Committee and is intended to meet the requirements of Section 422 of the Code.

    3.24 "Key Employee" means an officer or other employee of the Company, who is selected for participation in the Plan in accordance with Section 4.2.

    3.25 "Nonqualified Stock Option" means an Option to purchase Stock, granted under Section 7 herein, which is not intended to be an Incentive Stock Option.

    3.26 "Normal Retirement" means the retirement of any Participant under the Sponsor's Pension Plan at age 65. In the event of a change in the Sponsor's Pension Plan such that there is no longer a definition of "Normal Retirement" or the Participant is not a participant in the Sponsor's Pension Plan, for purposes of the Plan, "Normal Retirement" shall mean retirement upon attaining the age of 65 years and completing five years of Vesting Service.

    3.27 "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

    3.28 "Other Stock Unit Award" means Awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other securities of the Sponsor.

    3.29 "Outside Director" means a member of the Board of Directors of the Sponsor who is not an employee of the Company.

    3.30 "Participant" means a Key Employee or Outside Director who has been granted an Award under the Plan.

    3.31 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

    3.32 "Performance Measures" mean, unless and until the Committee proposes for shareholder approval and the Sponsor's shareholders approve a change in the general performance measures set forth in this article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, measure(s) chosen from among the following alternatives:

     (a) Total shareholder return (absolute or peer-group comparative)

     (b) Stock price increase (absolute or peer-group comparative)

     (c) Dividend payout as a percentage of net income (absolute or peer-group comparative)

     (d) Return on equity (absolute or peer-group comparative)

     (e) Return on capital employed (absolute or peer-group comparative)

     (f) Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

     (g) Economic value added (income in excess of capital costs)

     (h) Cost per KWH (absolute or peer-group comparative)

     (i) Revenue per KWH (absolute or peer-group comparative)

     (j) Market share

     (k) Customer satisfaction as measured by survey instruments (absolute or peer-group comparative)

     (l) Earnings before interest, and taxes (absolute or peer-group comparative)

    (m) Earnings before interest, taxes, depreciation, and amortization (absolute or peer-group comparative)

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code
Section 162(m) and the regulations thereunder to reflect corporate reorganizations or other events.

    3.33 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

    3.34 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

    3.35 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

    3.36 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Sponsor's or Company's financial or operating performance as deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

    3.37 "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Section 9 of the Plan.

    3.38 "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

    3.39 "Plan" means the Progress Energy, Inc. 2002 Equity Incentive Plan as herein described and as hereafter from time to time amended.

    3.40 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 9 of the Plan.

    3.41 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 31, 1996, effective August 15, 1996), or any successor rule as amended from time to time.

    3.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

    3.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

    3.44 "Secretary" means the corporate secretary of the Sponsor.

    3.45 "Sponsor" means Progress Energy, Inc., or any successor thereto.

    3.46 "Sponsor's Pension Plan" means the Progress Energy Pension Plan, as amended from time to time, and any successor thereto.

    3.47 "Stock" means the common stock of the Sponsor.

    3.48 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Fair Market Value of the Stock on the Award Date of the Stock Appreciation Right.

    3.49 "Stock Unit Award" means an Award of Stock or units granted under
Section 11 of the Plan.

    3.50 "Sub-Plan" means a written document that permits the grant of Awards consistent with the provisions of this Plan.

    3.51 "Vesting Service" means each year of employment with the Company in which a Participant works 1,000 hours.

    Section 4.  ADMINISTRATION

    4.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this

Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction except for Awards to Covered Participants that are intended to qualify for the Performance-Based Exception, other than as may be otherwise provided under the terms of such an Award in the event of a Change in Control or as hereinafter specified; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including a determination of a Change in Control, whether based in a change of ownership of the voting power of the Sponsor's outstanding securities under Section 3.8(a) or a change in the Board of Directors or an anticipated change in the board of directors of a successor to the Sponsor in the event of a merger of the Sponsor with another entity under
Section 3.8(b). The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

    4.2  SELECTION OF PARTICIPANTS OTHER THAN OUTSIDE DIRECTORS.  Subject to
Section 5 of the Plan, the Committee shall have sole and complete discretion in determining Key Employees who shall participate in the Plan; provided, however, the Committee may delegate to the CEO the authority to designate Key Employees and/or Awards to be made to Key Employees who are not Executive Officers, subject to any limitations imposed by the Committee on the designation of Key Employees including a fixed maximum Award amount for any group of Key Employees and/or a maximum Award amount for any one Key Employee, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

    4.3 AWARDS TO OUTSIDE DIRECTORS. Awards to Outside Directors shall be made in the sole discretion of the full Board of Directors; provided, however, that Awards of Options to Outside Directors shall be limited to Nonqualified Stock Options.

    4.4 AWARD AGREEMENTS AND SUB-PLANS. Each Award granted under the Plan shall be granted either under the terms of an Award Agreement and/or a Sub-Plan. Award Agreements and Sub-Plans shall specify the terms, conditions and any rules applicable to the Award, including but not limited to, the effect of transferability, a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award. If the Award is granted under the terms of an Award Agreement, the Award Agreement shall be signed by an authorized representative of the Sponsor and the Participant, and a copy of the signed Award Agreement shall be provided to the Participant. If the Award is granted under the terms and conditions of a Sub-Plan, the Sub-Plan shall be approved by the Committee as an Exhibit to the Plan, and a copy of the Sub-Plan or a summary description thereof shall be provided to each Participant.

    4.5 COMMITTEE DECISIONS. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its

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employees, Participants, and Designated Beneficiaries, and the Sponsor's
shareholders, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Sponsor to be approved by the Sponsor's Board of Directors or shareholders prior to any such sale, award or grant.

    4.6 RULE 16B-3 AND SECTION 162(M) REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 or Section 162(m).

    4.7 INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Outside Directors or as members of the Committee, the members of the Committee shall be indemnified by the Sponsor against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

    Section 5.  ELIGIBILITY

    Selection of Participants by the Committee or the CEO under Section 4.2 shall be subject to the following limitations: (i) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of Stock shall be eligible to participate under the Plan and (ii) only Full-time Employees shall be eligible to participate under the Plan, except that Outside Directors may be granted Nonqualified Stock Options or Restricted Stock Awards in accordance with Section 4.3.

    Section 6.  SHARES OF STOCK SUBJECT TO THE PLAN

    6.1 NUMBER OF SHARES. Subject to adjustment as provided below and except as otherwise provided in Section 6.4 and Section 6.5 herein, the maximum aggregate number of shares of Stock that may be issued pursuant to Awards made under the Plan shall not exceed 15,000,000 shares of Stock, which may be in any combination of Options, Restricted Stock, Performance Shares or any other right or Option which is payable in the form of Stock. Additionally, shares of Stock available for issuance on the Effective Date under the 1997 Plan shall be transferred to the Plan and added to the shares available for the grant of Awards under this Plan. The maximum aggregate number of shares that may be granted in the form of Incentive Stock Options shall be 10,000,000. The maximum aggregate number of shares of Stock that may be granted in the form of Restricted Stock shall be 3,000,000 and the maximum aggregate number of shares of Stock (or derivatives of shares of Stock) that may be granted in the form of Performance Shares, Performance Units or other Stock Unit Awards shall be 4,000,000. Shares of Stock may be available from the authorized but unissued shares of Stock or any shares of Stock acquired for the account of the Participant, including shares of Stock purchased in the open market. Except as provided in Sections 6.2 and 6.3 herein, the issuance of shares of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

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    6.2  LAPSED AWARDS OF FORFEITED SHARES OF STOCK. In the event that (i) any
Option or other Award granted under the Plan or the 1997 Plan terminates, expires, or lapses for any reason other than exercise of the Award or (ii) if shares of Stock issued pursuant to the Awards are canceled or forfeited for any reason, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock that were subject to such Award; provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

    6.3 DELIVERY OF SHARES OF STOCK AS PAYMENT. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock surrendered by the Participant, subject to Rule 16b-3 as interpreted by the Securities and Exchange Commission or its staff; provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

    6.4 CAPITAL ADJUSTMENTS. The number and class of shares of Stock subject to each outstanding Award, the maximum number of shares of Stock that may be subject to an Award under Sections 7.7, 8.5, 9.6, 10.6 and 11.1, the Option Price (as hereinafter defined) and the aggregate number, type and class of shares of Stock for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events; provided, however, that with respect to Incentive Stock Options such adjustment shall be made in a manner consistent with Section 424(a) of the Code and, with respect to any Awards to Executive Officers, shall be consistent with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. Such events include but are not limited to the following:

    (a) If the outstanding shares of Stock of the Sponsor are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Sponsor, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such shares of Stock, for a different number or type of shares of Stock, or if additional shares of Stock or new or different shares of Stock are distributed with respect to such shares of Stock, an appropriate and proportionate adjustment shall be made in:
       (i) the maximum number of shares of Stock available for the Plan as provided in Section 6.1 herein, (ii) the type of shares of Stock or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

    (b) If other events not specified above in this Section 6.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event affect the Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares of Stock which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable. Any adjustment as provided above for Awards that are intended to qualify for the

       Performance-Based Exception shall be subject to any applicable restrictions set forth in Section 12 or in Section 162(m).

    (c) Any adjustment made by the Committee pursuant to the provisions of this
       Section 6.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each affected Participant. No fractional interests shall be issued under the Plan based on such adjustments, and shall be forfeited.

    6.5 ACQUISITIONS. In connection with the acquisition of any business by the Company or any of its Affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by grants or awards under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company for purposes of such grant or award. Any shares of Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations, and shall not reduce the number of shares of Stock available, under Section 6.1 above. Notwithstanding any provision in this Plan to the contrary, the exercise price of any such Award may be below Fair Market Value in order to replace the value of another award in the sole discretion of the Committee.

    Section 7.  STOCK OPTIONS

    7.1 GRANT OF STOCK OPTIONS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees, and with respect to Outside Directors pursuant to approval by the Board, as it shall determine. Except with respect to Outside Directors, the Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of shares of Stock to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceeding, the Committee may delegate to the CEO authority to grant options in accordance with
Section 4.2. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option.

    7.2 OPTION PRICE. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined at the time of grant by the Committee, subject to Section 6.5 hereof and the limitation that the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

    7.3 EXERCISABILITY. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee or the CEO, as the case may be, shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option may be exercisable within the first year following the Grant Date, except in the event of a Change in Control, or after the expiration of ten (10) years from the Grant Date.

    7.4 LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are employees of the Sponsor or of a "Parent Corporation" or "Subsidiary Corporation"

(as defined in Sections 424(e) and (f) of the Code, respectively) at the Grant Date. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. In addition, no Incentive Stock Option may be issued to a Participant in tandem with a Nonqualified Stock Option. Further, Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the Grant Date and the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the Grant Date of such Option.

    7.5 METHOD OF EXERCISE. Options shall be exercised by the delivery of a notice from the Participant to the Secretary (or his or her designee) in the form prescribed by the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares of Stock. The Option Price shall be payable to the Sponsor in full in cash, or its equivalent, or by delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, the Committee may permit the Cashless Exercise of the Option. As soon as practicable, after receipt of notice and payment, the Sponsor shall deliver to the Participant, Stock certificates in an appropriate amount based upon the number of shares of Stock with respect to which the option is exercised, issued in the Participant's name.

    7.6 NOTICE. Each Participant shall give prompt notice to the Sponsor of any disposition of shares of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the Grant Date or one (l) year after the date of transfer of such shares of Stock to the Participant upon the exercise of such Incentive Stock Option.

    7.7 MAXIMUM AWARD. The maximum number of shares of Stock that may be granted in the form of Options pursuant to any Award granted in a single calendar year to any one Participant shall be 2,000,000.

    7.8 LIMITATION ON TRANSFERABILITY. Solely to the extent permitted by the Committee in an Award Agreement and subject to the terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by such Participant.

    Section 8.  STOCK APPRECIATION RIGHTS.

    8.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time.

    8.2 PRICE. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Stock on the Grant Date.

    8.3 EXERCISE. The Participant shall be entitled to receive payment upon exercise of a Stock Appreciation Right in accordance with Section 8.4.

    8.4 PAYMENT. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of Exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

    8.5 MAXIMUM AWARD. The maximum number of shares of Stock that may be subject to Stock Appreciation Rights granted to any Participant during a single calendar year shall be 2,000,000.

    Section 9.  RESTRICTED STOCK

    9.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Sponsor or the Company therefor (except for applicable tax withholding) other than the rendering of services and/or other consideration as determined by the Committee at its sole discretion.

    9.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based an any business or financial goals of the Company, including, but not limited to the Performance Measures set out in Section 3.32, and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such shares under the Plan are listed.

    9.3 REMOVAL OF RESTRICTIONS. Except as otherwise noted in this Section 9, Restricted Stock covered by each Award made under the Plan shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 9, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the shareholders of the Sponsor. If the grant of Restricted Stock is performance based, the total Restricted Period for any or all shares or units of Restricted Stock so granted shall be no less than one (1) year. Any other shares of Restricted Stock issued pursuant to this Section 9 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. Notwithstanding the previous sentence, if a Participant terminates employment from the Company at or following Early Retirement or Normal Retirement, any time-based Period of Restriction may be removed at the discretion of the Committee. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the Grant Date, except due to retirement as described in the preceding sentence or in the event of a Change in Control.

    9.4 VOTING RIGHTS. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

    9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, the shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

    9.6 MAXIMUM AWARD. The maximum number of shares of Stock that may be granted in the form of Restricted Stock pursuant to an Award granted to a Participant during a single calendar year shall be 250,000.

    Section 10.  PERFORMANCE BASED AWARDS

    10.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Measures and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Sponsor or a Subsidiary or Affiliate therefor (except for applicable tax withholding) other than the rendering of services.

    10.2 VALUE OF PERFORMANCE AWARDS. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Measures in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Measures are met will determine the value of the Performance Unit to the Participant or the number of Performance Shares earned by the Participant. Such Performance Measures may be particular to a Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The terms and conditions of each Performance Award will be set forth in an Agreement and/or a Sub-Plan.

    10.3 SETTLEMENT OF PERFORMANCE AWARDS. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Measures established by the Committee and set forth in the Agreement and/or Sub-Plan have been satisfied.

    10.4 FORM OF PAYMENT. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

    10.5 DEFERRAL OF PERFORMANCE AWARDS. Prior to the year with respect to which a Performance Award may vest, the Committee may permit a Participant to elect, in accordance with rules prescribed by the Committee, not to receive a distribution upon the vesting of such Performance Award and instead have the Company continue to maintain the Performance Award on its books of account.

    10.6 MAXIMUM AWARD. The maximum number of shares of Stock that may be the subject of a Performance Share Award granted to a Participant in a single calendar year shall be 250,000. The maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of Performance Unit Awards in any calendar year shall be $10,000,000.

    Section 11.  OTHER STOCK BASED AWARDS

    11.1 GRANT OF OTHER STOCK BASED AWARDS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of or based on Stock or other securities. The maximum number of shares of Stock that may be granted in any calendar year to a Participant as part of a Stock Unit Award shall be 250,000. If the value of any Stock Unit Award is not based entirely on the value of the underlying Stock, the maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of all such Stock Unit Awards in any calendar year shall be $2,500,000. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide to the Participant
(i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award. The Award Agreement and/or Sub-Plan shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

    11.2 RULES. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

    (a) Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or Disability of the Participant. All rights with respect to such other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

    (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

    (c) The Committee, in its sole and complete discretion, may establish certain Performance Measures that may relate in whole or in part to receipt of the Stock Unit Awards.

    (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

    (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

    11.3 DEFERRAL OF STOCK UNITS. Prior to the year with respect to which a Stock Unit may vest, the Committee may permit a Participant to elect, in accordance with rules prescribed by the Committee, not to receive a distribution upon the vesting of such Stock Unit and instead have the Company continue to maintain the Stock Unit on its books of account.

    Section 12. SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS. Unless the Committee in its sole discretion determines that any Award made to a Covered Employee is not intended to qualify for the Performance Based Exception under
Section 162(m), Awards subject to Performance Measures that are granted to Covered Participants under this Plan shall be governed by the conditions of this
Section 12, in addition to the requirements of Sections 9, 10, and 11 above. Should conditions set forth under this Section 12 (when applicable) conflict with the requirements of Sections 9, 10, and 11, the conditions of this
Section 12 shall prevail.

    (a) Performance Measures for Covered Participants shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date during the Performance Period as may be permitted under Section 162(m). Performance Measures for Covered Participants may include alternative and multiple Performance Measures and may be based on one or more business criteria.

    (b) All Performance Measures must be objective and must satisfy third party "objectivity" standards under Section 162(m).

    (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

    (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

    (e) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this
       Section 12.

    Section 13. GENERAL PROVISIONS

    13.1 WITHHOLDING. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, including employment taxes, required by law to be withheld with respect to the Awards made under this Plan. In the event an Award is paid in the form of Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Stock, or, in lieu thereof the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Stock equal in Fair Market Value to the amount required to be withheld.

    13.2 NO RIGHT TO EMPLOYMENT. No granting of an Award shall be construed as a right to employment with the Company.

    13.3 RIGHTS AS SHAREHOLDER. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a shareholder of the Sponsor nor have any rights as such with respect to any shares of Stock to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to Stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such shares. As such, unless contrary to the provisions herein or in any such related Award Agreement, such shareholder shall be entitled to full voting, dividend and distribution rights as provided any other Sponsor shareholder.

    13.4 CONSTRUCTION OF THE PLAN. The Plan, and its rules, rights, Agreements, Sub-Plans and regulations, shall be governed, construed, interpreted and administered in accordance with applicable Federal laws, or to the extent that Federal laws do not apply, the laws of the State of North Carolina. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, or portion of provision, of the Plan overall, which shall remain in full force and effect.

    13.5 AMENDMENT OF PLAN. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided
(a) such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement for the Performance-Based Exception under
Section 162(m), and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof. The Committee in its discretion may amend the Plan so as to conform with any applicable regulatory requirements subject to any provisions to the contrary specified herein.

    13.6 AMENDMENT OF AWARD. At any time and in its sole and complete discretion, the Committee may amend any Award for the following reasons:
(i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations subsequent to the Grant Date, and have an impact on the Award; or (ii) for any other reason not described in clause (i), provided (a) such amendment does not adversely affect a Participant or, if it does, provided the Participant gives his or her consent to such amendment, and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof.

    13.7 EXEMPTION FROM COMPUTATION OF COMPENSATION FOR OTHER PURPOSES. By accepting an Award under this Plan, each Participant agrees that such Award shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" for purposes of calculating benefits under pension, profit sharing, disability, severance, life insurance, and other employee benefit plans of the Company, except as otherwise provided in those benefit plans.

    13.8 LEGEND. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

    13.9 EXECUTIVE OFFICERS AND COVERED PARTICIPANTS. All Award Agreements and/or Sub-Plans for Participants subject to Section 16(b) shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All Awards subject to the Performance-Based Exception shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the Performance-Based Compensation exemption of Section 162(m), unless the Committee, in its sole discretion, determines that an Award to a Covered Participant is not intended to qualify for the Performance-Based Exception.

    13.10 CHANGE IN CONTROL. In the event of a Change in Control, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant's termination of employment with the Company and/or the release of any restrictions on any Award.

    13.11 DIVESTITURE. In the event of a Divestiture, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant's termination of employment with the Company and/or the release of any restrictions on any Award or the assumption of an Award as contemplated in Section 13.14.

    13.12 UNFUNDED OBLIGATION. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants or any Designated Beneficiary. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or the Committee, and the Participants and/or any Designated Beneficiary. To the extent that any Participant or Designated Beneficiary acquires a right to receive payments under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Sponsor.

    13.13 PLAN EXPENSES. All reasonable expenses of the Plan shall be paid by the Company.

    13.14 TRANSFER. The sponsorship of this Plan may be assumed by any Affiliate of the Sponsor in the case of a reorganization of the Sponsor and its Affiliates, or by any successor in interest of the Sponsor. Further, in the event any Award under the Plan is assumed by an Affiliate or another entity in connection with the disposition or sale of any business of the Sponsor and its Affiliates, the Award so assumed shall be cancelled under the Plan.

                        DIRECTIONS TO PROGRESS ENERGY'S
                       2002 ANNUAL SHAREHOLDERS' MEETING
   (to be held at the Mahaffey Theater, Bayfront Center, St. Petersburg, FL)

                                     [MAP]

CPLCM-PS-02


(LOGO) PROGRESS ENERGY

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Call 1-877-779-8683 anytime!                                    Go to http://www.eproxyvote.com/pgn anytime!


 DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET UNLESS
                      YOU INTEND TO REVOKE YOUR PRIOR VOTE.

DETACH CARD                                                          DETACH CARD


|X|  PLEASE MARK VOTE
     AS IN THIS EXAMPLE

       PROGRESS ENERGY, INC.                           DIRECTORS RECOMMEND VOTE FOR
                                                       ----------------------------
MARK BOX AT RIGHT IF AN ADDRESS CHANGE HAS     |_|     1.   ELECTION OF DIRECTORS AS SET FORTH
BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.                IN THE PROXY STATEMENT                 For All      With--      For All
                                                                                                   Nominees      hold       Except
                                                                                                     |_|         |_|          |_|

CONTROL NUMBER:                                        NOMINEES:

                                                       (01)  W. FREDERICK  (04)  C. SALADRIGAS
                                                       (02)  W. MCCOY      (05)   J. WILSON
                                                       (03)  J. MULLIN


                                                       NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK
                                                       THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE
                                                       NOMINEE(S). YOUR SHARES WILL BE VOTED "FOR" THE REMAINING NOMINEE(S).


                                                       DIRECTORS RECOMMEND VOTE FOR
                                                       ----------------------------

                                                                                                   For       Against       Abstain
                                                       2.  THE PROPOSAL TO APPROVE THE 2002
                                                           EQUITY INCENTIVE PLAN.                  |_|         |_|           |_|


                                                       3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
                                                           BUSINESS THAT IS PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT
                                                           THEREOF.

                                                       Please be sure to sign and date this Proxy.                     Date



                                                                   Shareholder sign here                        Co-owner sign here

                              PROGRESS ENERGY, INC.

         Dear Shareholder,

         Please take note of the important information enclosed with the Proxy Card. That information relates to the management and operation of your Company and requires your immediate attention and approval. Details are discussed in the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the box on this Proxy Card to indicate how you would like your shares to be voted, then sign the card, detach it and return your proxy card in the enclosed postage paid envelope. Or you may vote by telephone or Internet by following the instructions on the proxy.

         Your vote must be received prior to the Annual Meeting of Shareholders, May 8, 2002.

         Thank you in advance for your prompt consideration of these matters.

         Sincerely,

         Progress Energy, Inc.


ZCPLP2

                              PROGRESS ENERGY, INC.
             410 S. WILMINGTON STREET, RALEIGH, NORTH CAROLINA 27601

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PROXY. The undersigned hereby appoints William Cavanaugh III and Robert B. McGehee, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Progress Energy, Inc. registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 8, 2002, at 10:00 a.m., and at any adjournment thereof, for the election of directors, and upon the proposal set forth on the reverse side hereof, and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE BOARD OF DIRECTORS' PROPOSAL TO APPROVE THE 2002 EQUITY INCENTIVE PLAN, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE: W. FREDERICK, W. MCCOY, J. MULLIN, C. SALADRIGAS AND J. WILSON. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, or as custodian for a minor, please give full title as such. If a corporation, please have signed in full corporate name by any authorized officer, giving full title. If a partnership, sign in full partnership name by an authorized person, giving full title.

HAS YOUR ADDRESS CHANGED? IF SO, COMPLETE BELOW.
NEW ADDRESS: